                         (Northstar Logo appears here
                          and reads as follows:
                                  NORTHSTAR
                            THE NORTHSTAR FUNDS)
                         ANNUAL REPORT TO SHAREHOLDERS
                               December 31, 1996

             (Graphics picture of Northstar brochure appears here)

                                                 (Northstar logo appears here)
    NORTHSTAR FUNDS
    ANNUAL REPORT,
    December 31, 1996

Dear Shareholders:

We are pleased to provide you with the annual report of the Northstar Funds for the year ended December 31, 1996. We are gratified with your decision to entrust your assets to the Northstar Funds and are confident that we can assist you in reaching your financial objectives. Our goal is to provide you with consistent, superior investment results through fundamental research, analysis, and traditional investment disciplines. Following this letter is a summary of the results of each Fund by their respective portfolio manager. We hope you will find it informative.

During the past twelve months the U.S. financial markets have been strongly supported by moderate growth in the economy, higher corporate profits, and subdued inflation. Concerns that a slowdown late in 1995 would turn into a recession in 1996 were dispelled as spending for housing and autos remained strong bolstered by favorable interest rates, mortgage refinancing, increased consumer borrowing, and tax refunds. The stock market began to reflect this in February, rising sharply and broadening out to include small capitalization stocks, not just the short list of blue chips that dominated late 1995 and early 1996. Likewise, the high yield bond market benefited from narrowing yield spreads over U.S. Treasuries and rising confidence resulting in excellent relative performance. A mid-year correction occurred, brought on by strong second quarter growth igniting fears of inflation and profit margin pressure. It proved short lived as the third quarter returned to a slower growth path with subdued inflation. Also, the national election results preserved the political balance reassuring the financial markets that neither extreme tax cuts nor spending increases would derail progress towards balancing the budget.

Now in January, the Dow and S&P 500 are at record highs and long term government bond yields have backed up slightly to 6.8%. Recent economic indicators have been stronger than expected and initial December quarter earnings reports have been good. The strength in equities since mid-year was again centered on large-cap blue chips. Looking into 1997 the investment environment continues to be favorable. There do not appear to be the type of excesses present which would necessitate either a recession or an overheated inflationary condition. The political situation suggests further progress on the federal deficit, restrained spending, and possibly some tax cuts. Personal incomes are rising and consumer sentiment is favorable. U.S. trading partners are expected to see faster growth in 1997. Monetary policy is neutral and could be eased if necessary.

In closing, we reiterate once again that attempts to "time" the market often prove counterproductive. Investors are strongly urged to focus on the long term. Consistent disciplined investing is the proven method of achieving attractive returns and meeting your financial objectives. We continue to support this philosophy and look forward to serving your investment needs in the future.

Sincerely,

Mark L. Lipson
President
January 1997

ABOUT FUND PERFORMANCE AND PORTFOLIO DATA THROUGHOUT THIS REPORT:

    (Bullet) Performance figures are historical and reflect reinvestment of all distributions and changes in net asset value. Unless otherwise indicated, the Fund's performance is computed without a sales charge. When sales charges are included, Fund performance reflects the maximum sales charge for each class of shares.

    (Bullet) Class T shares of each Fund are no longer available for purchase by new investors and may be purchased only under limited circumstances by existing Class T shareholders. Since June 5, 1995, each Fund began offering three new classes of shares (Class A, B, and C), each representing a unique pricing structure for purchasing shares of the Funds. Performance information relating to each Class of shares of each Fund is contained in the performance graph for each Fund.

    (Bullet) Each Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

    (Bullet) Each Fund's portfolio composition may change and there is no assurance the Fund will continue to hold any particular securities.

    (Bullet) Past performance is not indicative of future results.

ABOUT INDICES AND OTHER PERFORMANCE BENCHMARKS CITED IN THIS REPORT:

    (Bullet) Standard & Poor's Corporation (S&P) is a credit-rating agency. The unmanaged Standard & Poor's Composite Index of 500 Stocks is widely regarded by investors as representative of the stock market in general.

    (Bullet) The CPI is an index of the prices paid by consumers for consumer goods and services. The index is prepared by the Bureau of Labor Statistics. The index is widely regarded by investors as the key measure of inflation in the U.S. economy.

    (Bullet) The unmanaged Russell 2000 Index is generally representative of the performance of the stocks of small-capitalization companies.

    (Bullet) Lehman Brothers, Inc. is the principal subsidiary of publicly-held
             Lehman Brothers Holdings, Inc. It is engaged primarily in raising and managing funds in capital markets worldwide. Lehman Brothers indices measure the performance of fixed income securities over various time periods and in various groupings. The indices are unmanaged, but exclude small, illiquid and/or esoteric bonds from the indices. We believe that about two-thirds of fixed income index users rely on one or more of Lehman Brothers Fixed Income Indices.

    (Bullet) An investment cannot be made in any indices listed. Unless otherwise indicated, index results include reinvested dividends and interest and do not reflect sales charges.

                                                      (Photo of Thomas Ole Dial
                                                             appears here)
                                                            THOMAS OLE DIAL

                                                 (Northstar logo appears here)

    NORTHSTAR
    GOVERNMENT SECURITIES FUND

THE MARKETS
    (Bullet) Moderate market interest rates and a federal funds rate that stayed at 5.25% after January helped the U.S. economy maintain both GDP growth and inflation at about 3% in 1996. The Federal Reserve Board pleasantly surprised many market participants by not raising the fed funds rate in 1996. However, periodic fears of too-rapid growth in GDP, job creation and personal consumption expenditures caused longer term interest rates to rise most of the year. Those fears caused 10 and 30 year Treasury bond rates to end 1996 at 6.42% and 6.64%, respectively, 70-80 basis points higher than where they started. The 4th quarter was a major exception. Lower interest rates caused bond prices to rise, which eliminated losses accumulated earlier in the year. Total returns on most bonds were nonetheless below 4% in 1996.
    (Bullet) The yields on most Treasury and U.S. government agency bonds traded in a 100-120 basis points range. Rates fell between 20 and 40 basis points in the 4th quarter of 1996, limiting the damage caused mainly in the second quarter. While Government National Mortgage Association bonds (GNMAs), were more attractive than Treasuries, investors wanted even more yield. So other bond investments were even more attractive than agency bonds. Fears of faster mortgage prepayments increased as interest rates dropped during the 4th quarter, which further limited investor's appetite for GNMAs compared to domestic corporate bonds. Therefore, in 1996, Treasuries and agencies were the poorest performing bonds.
    (Bullet) There is a weakening consensus that the U.S. economy will maintain annual GDP growth and CPI inflation rates below 3%. The short-run outlook for U.S. debt markets nonetheless remains positive for 1997. (The U.S. dollar should help keep both inflation and interest rates low as long as it remains strong, which we expect.)

THE FUND
    (Bullet) From 12/31/95 to 12/31/96, the total returns of the Fund's Class A,
             B, C and T shares were 0.57%, -0.15%, -0.21% and 0.32%,
             respectively; the Lipper U.S. Government Fund average was 1.72%. The Fund's net assets fell from $157 million to $137 million in 1996.
    (Bullet) Due to the very long duration of the Fund's bond holdings, its concentration in high yielding GNMAs and the fact that it had a large investment in zero-coupon strips of a 23-year bond, the Fund was particularly interest-rate sensitive. Since interest rates fell during the quarter, the Fund's performance was outstanding in the 4th quarter. In that quarter, the Fund ranked 11th in total return out of 179 similar Funds reported by Lipper.

CURRENT STRATEGY
    (Bullet) Reduce the average duration of the Fund's holdings to a range of 5 to 7 years and eliminate the two zero-coupon positions to help reduce the volatility of the Fund and lessen its downside risks.
    (Bullet) Explore the risk/reward trade-offs of other U.S. government agency bonds besides GNMAs with a view to increasing the diversification of the Fund's holdings and boosting the fund's total return.
    (Bullet) Maintain 100% of the portfolios' assets invested in obligations of the U.S. government and its agencies in order to retain the Fund's eligibility for share purchases by credit unions and institutions with similar requirements.

FUND INFORMATION (ALL DATA IS AS OF 12/31/96)     TOTAL NET ASSETS: $136,592,506


TOP 10 HOLDINGS
NAME                                   % FUND

    1     GNMA 7.00%                   57.4%

    2     GNMA 6.50%                    28.3

    3     U.S. Treasury Strips '19      11.7

    4     U.S. Treasury Strips '13       2.2


    5     Cash Equivalents               0.4
                                       100.0%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)

            Inception     5 years     1 year

Class A        3.55%         n/a      -4.19%
Class B        3.55%         n/a      -4.86%
Class C        5.98%         n/a      -1.15%
Class T        7.23%        7.66 %    -3.44%


CUMULATIVE TOTAL RETURNS
(does not reflect sales charge)

            Inception     5 years     1 year
Class A       10.91%         n/a       0.57%
Class B        9.66%         n/a      -0.15%
Class C        9.60%         n/a      -0.21%
Class T      114.23%       44.62 %     0.32%

    NORTHSTAR
    GOVERNMENT SECURITIES FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR GOVERNMENT SECURITIES FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 3.55% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 3.55% and 5.98% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on February 3, 1986 for Class T shares of 7.23%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Northstar Government Securities Fund--Class A
    Chart appears here and reads as follows)



(Northstar Government Securities Fund--Class B
    Chart appears here and reads as follows)



(Northstar Government Securities Fund--Class C
    Chart appears here and reads as follows)



(Northstar Government Securities Fund--Class T
    Chart appears here and reads as follows)

    NORTHSTAR GOVERNMENT SECURITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

                                                 (Northstar logo appears here)


Security                                                         Principal Amount                        Value
U.S. GOVERNMENT AND AGENCIES -- 99.60%
GNMA Pool #367856, 6.50%, due 9/15/23                                 $ 1,676,467                 $  1,610,984
GNMA Pool #367431, 6.50%, due 12/15/23                                  1,841,846                    1,769,314
GNMA Pool #366750, 6.50%, due 3/15/24                                   4,055,199                    3,896,803
GNMA Pool #376430, 6.50%, due 3/15/24                                   2,567,182                    2,466,086
GNMA Pool #351481, 6.50%, due 4/15/24                                   3,638,906                    3,495,606
GNMA Pool #352824, 6.50%, due 4/15/24                                   1,745,274                    1,676,545
GNMA Pool #780035, 6.50%, due 7/15/24                                   3,564,960                    3,424,572
GNMA Pool #411355, 6.50%, due 12/15/25                                  2,407,420                    2,301,084
GNMA Pool #417514, 6.50%, due 12/15/25                                  2,134,345                    2,040,071
GNMA Pool #420591, 6.50%, due 12/15/25                                  1,943,443                    1,857,601
GNMA Pool #420596, 6.50%, due 12/15/25                                  1,971,194                    1,884,127
GNMA Pool #420675, 6.50%, due 12/15/25                                  2,909,274                    2,780,772
GNMA Pool #411385, 6.50%, due 4/15/26                                   4,956,845                    4,727,591
GNMA Pool #413640, 6.50%, due 4/15/26                                   4,908,182                    4,681,178
GNMA Pool #352081, 7.00%, due 9/15/23                                   4,779,465                    4,701,799
GNMA Pool #369686, 7.00%, due 12/15/23                                  7,356,514                    7,236,971
GNMA Pool #382159, 7.00%, due 1/15/24                                   3,576,203                    3,522,560
GNMA Pool #362607, 7.00%, due 1/15/26                                   4,981,556                    4,876,645
GNMA Pool #417832, 7.00%, due 1/15/26                                   3,490,785                    3,417,269
GNMA Pool #420648, 7.00%, due 1/15/26                                   4,857,392                    4,755,095
GNMA Pool #417276, 7.00%, due 2/15/26                                   6,839,780                    6,695,734
GNMA Pool #413627, 7.00%, due 3/15/26                                   4,983,153                    4,874,121
GNMA Pool #422307, 7.00%, due 3/15/26                                   4,500,441                    4,405,662
GNMA Pool #426384, 7.00%, due 3/15/26                                   4,949,695                    4,841,395
GNMA Pool #422324, 7.00%, due 4/15/26                                   4,982,663                    4,873,642
GNMA Pool #430882, 7.00%, due 6/15/26                                   4,982,123                    4,873,114
GNMA Pool #432878, 7.00%, due 6/15/26                                   4,983,516                    4,874,476
GNMA Pool #412637, 7.00%, due 7/15/26                                   7,784,734                    7,614,404
GNMA Pool #431008, 7.00%, due 7/15/26                                   3,485,262                    3,409,004
GNMA Pool #431018, 7.00%, due 7/15/26                                   3,485,259                    3,409,002
U. S. Treasury Strips, 0%, due 8/15/13                                  9,500,000                    3,094,150
U. S. Treasury Strips, 0%, due 2/15/19                                 72,150,000                   15,955,972
TOTAL INVESTMENT SECURITIES -- 99.60%
(cost $136,366,579)                                                                                136,043,349
REPURCHASE AGREEMENT -- 0.20%
Agreement with State Street Bank and Trust bearing interest
at 5.10% dated 12/31/96 to be repurchased 1/02/97 in the
amount of $279,079 and collateralized by $230,000 U.S.
Treasury Bonds, 8.50% due 2/15/20, value $286,602
(cost $279,000)                                                           279,000                      279,000

Other assets less liabilities -- 0.20%                                                                 270,157
NET ASSETS -- 100.00%                                                                             $136,592,506

See accompanying notes to financial statements.

                                                     (Photo of Thomas Ole Dial
                                                           appears here)
                                                          THOMAS OLE DIAL


    NORTHSTAR
    STRATEGIC INCOME FUND

THE MARKETS
    (Bullet) Moderate market interest rates and a federal funds rate that stayed at 5.25% all year helped the U.S. economy maintain both GDP growth and inflation at about 3%. However, persistent fears of higher inflation, caused 10 and 30 year Treasury bond rates to end 1996 at 6.42% and 6.64%, respectively, 70-80 basis points higher than where they started. That kept total returns on most bonds below 4%. In contrast, sustained growth in the U.S. economy and in corporate profits sent stock prices to record levels throughout 1996; all the major stock averages returned 18% or more. Rising securities prices here also boosted the value of the U.S. dollar.
    (Bullet) Total returns for domestic and foreign high yield bonds were very high last year, exceeding 12% and 28%, respectively. Both of those groups benefited from broader institutional demand. Emerging market bond prices also reflected continued economic progess by the issuers. Since the credit profiles of domestic high yield bonds improves with the amount of equity below them, those bonds' prices were boosted by higher stock valuations.
    (Bullet) There is a weakening consensus that the U.S. economy will maintain annual GDP growth and CPI inflation rates below 3%. The short-run outlook for U.S. debt and equity markets nonetheless remains positive for 1997. The strong U.S. dollar limits the safe harbors among foreign issuers; even those pursuing economic reforms.

THE FUND
    (Bullet) From 12/31/95 to 12/31/96, the total returns of the Fund's Class A,
             B, C and T shares were 10.88%, 10.18%, 10.11% and 10.39%,
             respectively. The Fund's net assets rose 4.5% in 1996, from $76 million to nearly $80 million.
    (Bullet) We continued to align high yield names with those in our two high yield portfolios and replace some foreign sovereign names with others that have better total return prospects. We replaced U.S. Government bonds with GNMAs, high yield and foreign bonds. Convertible bonds hurt the Fund's yield but boosted its total return in the fourth quarter of 1996.
    (Bullet) The Fund was able to perform well during the fourth quarter of 1996 despite the 60% limit on high yield investments and its limited emerging market exposure due to its high exposure to interest-sensitive bonds amidst declining rates.

CURRENT STRATEGY
    (Bullet) Utilize the new latitude gained from the removal of minimum allocation limits and from the ability to invest in domestic and foreign investment grade corporates to optimize the Fund's results over time.
    (Bullet) Maximize high yield holdings, limit U.S. and foreign government investments, and increase holdings of investment grade corporates to increase the Fund's yield. Limit future holdings of convertible bonds to those that have exceptional yields. Keep the Fund's duration moderate and its credit quality at a minimum of BB+.
FUND INFORMATION (ALL DATA IS AS OF 12/31/96)      TOTAL NET ASSETS: $79,598,192


TOP 10 HOLDINGS
NAME                                        % FUND

    1     GNMA 7.00% '26                      9.9%

    2     GNMA, 6.50% '26                     8.9

    3     TheraTx, Inc.                       4.4

    4     Australia Govt., 10.00% '07         3.8

    5     Province of Quebec, 7.50% '23       3.8

    6     Republic of Poland, 3.75% '14       3.7

    7     Republic of Italy, 6.875% '23       3.6

    8     Commonwealth Alum. Corp.            3.3

    9     Veritas DGC, Inc.                   3.2

   10     Healthsource, Inc.                  3.0

                                             47.6%
TOP 5 SECTORS
(by percentage of net assets)

High Yield         53%

Investment Grade   21%

U.S. Government    19%

Equity             4%

Cash               3%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)

            Inception     5 years     1 year
Class A        7.45%        n/a        5.60%
Class B        7.61%        n/a        5.18%
Class C        9.93%        n/a        9.11%
Class T       10.04%        n/a        6.39%


CUMULATIVE TOTAL RETURNS
(does not reflect sales charge)

            Inception     5 years     1 year
Class A       17.60%        n/a       10.88%
Class B       16.29%        n/a       10.18%
Class C       16.13%        n/a       10.11%
Class T       29.15%        n/a       10.39%

    NORTHSTAR
    STRATEGIC INCOME FUND
                                                 (Northstar logo appears here)

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR STRATEGIC INCOME FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 7.45% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 7.61% and 9.93% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on July 1, 1994 for Class T shares of 10.04%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Northstar Strategic Income Fund--Class A
 Chart appears here and reads as follows)



(Northstar Strategic Income Fund--Class B
 Chart appears here and reads as follows)



(Northstar Strategic Income Fund--Class C
 Chart appears here and reads as follows)



(Northstar Strategic Income Fund--Class T
 Chart appears here and reads as follows)

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996


Security                                                         Principal Amount                      Value
INVESTMENT GRADE SECURITIES -- 20.68%
FOREIGN GOVERNMENT SECURITIES -- 20.68% (1)
Canadian Government Bonds
9.00%, due 6/01/25                                                      2,000,000               $  1,798,407
Commonwealth of Australia Government Bonds
10.00%, due 10/15/07                                                    3,200,000                  3,012,924
Province of British Columbia, Canada
9.50%, due 1/09/12                                                      2,000,000                  1,790,987
Province of Quebec, Canada
7.50%, due 7/15/23 (2)                                                  3,000,000                  3,000,900
Republic of Italy
6.875%, due 9/27/23 (2)                                                 3,000,000                  2,856,540
Republic of Poland
3.75%, due 10/27/14 (2)                                                 3,500,000                  2,966,250
Spanish Government Bonds
10.00%, due 2/28/05                                                   112,000,000                  1,037,914
TOTAL INVESTMENT GRADE SECURITIES
(cost $15,470,462)                                                                                16,463,922
HIGH YIELD SECURITIES -- 42.63%
DOMESTIC BONDS & NOTES -- 32.90%
AIRLINES -- 1.29%
Continental Airlines, Inc.
9.50%, Sr. Notes, 12/15/01 #                                           $1,000,000                  1,025,000
BROADCASTING & MEDIA -- 1.31%
Sinclair Broadcasting Group, Inc.
10.00%, Sr. Subordinated Notes, 12/15/03                                  500,000                    512,500
Spanish Broadcasting System, Inc.
0/7.50%, Sr. Notes, 6/15/02 $                                             500,000                    532,500
                                                                                                   1,045,000
CHEMICALS -- 0.70%
Synthetic Industries, Inc.
12.75%, Debentures, 12/01/02                                              500,000                    553,750
CONSUMER PRODUCTS -- 2.91%
Jordan Industries, Inc.
10.375%, Sr. Notes, 8/01/03                                             1,000,000                    995,000
Shop-Vac Corp.
10.625%, Sr. Notes, 9/01/03 #                                           1,250,000                  1,321,875
                                                                                                   2,316,875
ENTERTAINMENT -- 1.26%
LodgeNet Entertainment Corp.
10.25%, Sr. Notes, 12/15/06 #                                           1,000,000                  1,005,000
FINANCE -- 2.54%
Riggs National Corp.
8.625%, Bonds, 12/31/26 #                                               2,000,000                  2,020,000
FOREST & PAPER PRODUCTS -- 1.33%
Stone Container Corp.
10.75%, 1st Mortgage Notes, 10/01/02                                    1,000,000                  1,057,500

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                   Principal Amount/Units                      Value
GROCERY -- 1.34%
Ralphs Grocery Co.
10.45%, Sr. Notes, 6/15/04                                              $1,000,000               $  1,065,000
INDUSTRIALS AND COMMERCIAL SERVICES -- 2.59%
Statia Terms International
11.75%, 1st Mortgage Notes, 11/15/03 #                                   2,000,000                  2,060,000
INSURANCE -- 1.63%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                                   1,300,000                  1,300,000
METALS & MINING -- 3.25%
Commonwealth Aluminum Corp.
10.75%, Sr. Subordinated Notes, 10/01/06                                 2,500,000                  2,587,500
OIL & GAS -- 4.48%
Benton Oil & Gas Co.
11.625%, Sr. Notes, 5/01/03                                                900,000                    994,500
Veritas DGC, Inc.
9.75%, Sr. Notes, 10/15/03                                               2,500,000                  2,575,000
                                                                                                    3,569,500
PRINTING & PUBLISHING -- 0.69%
Garden State Newspapers, Inc.
12.00%, Sr. Subordinated Notes, 7/01/04                                    500,000                    547,500
TELECOMMUNICATIONS -- 3.93%
CS Wireless Systems, Inc.
0/11.375%, Units, 3/01/06 # $ (3)                                            3,000                  1,095,000
RSL Communications Ltd./PLC
12.25%, Units, 11/15/06 # (4)                                                2,000                  2,030,000
                                                                                                    3,125,000
TRANSPORTATION -- 0.68%
Moran Transportation Co.
11.75%, Sr. Guaranteed Notes, 7/15/04                                      500,000                    542,500
UTILITIES -- 2.97%
CE Casecnan Water & Energy Co.
11.95%, Sr. Notes, 11/15/10                                              2,000,000                  2,365,000
TOTAL DOMESTIC BONDS & NOTES                                                                       26,185,125
FOREIGN BONDS & NOTES -- 9.73%
CABLE -- 2.31%
Le Groupe Videotron Ltee.
10.25%, Sr. Subordinated Notes, 10/15/02                                   500,000                    533,750
Rogers Cablesystems Ltd.
9.65%, Sr. Debentures, 1/15/14 (1)                                       1,750,000                  1,303,586
                                                                                                    1,837,336
CHEMICALS -- 0.62%
Acetex Corp.
9.75%, Sr. Secured Notes, 10/01/03                                         500,000                    493,750

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996


Security                                             Principal Amount/Shares/Units                      Value
FOREIGN GOVERNMENT SECURITIES -- 1.87%
Republic of Argentina
5.25/6.00%, Government Guarantee, 3/31/23 $                             $1,000,000               $    631,250
Republic of Argentina
6.625%, Government Guarantee, 3/31/05 (5)                                  980,000                    857,500
                                                                                                    1,488,750
FOREST & PAPER PRODUCTS -- 1.37%
Indah Kiat International Finance
12.50%, Guaranteed Notes, 6/15/06                                          500,000                    556,250
Malette, Inc.
12.25%, Sr. Notes, 7/15/04                                                 500,000                    535,000
                                                                                                    1,091,250
TELECOMMUNICATIONS -- 1.65%
Colt Telecom Group PLC
0/12.00%, Units, 12/15/06 $ (6)                                                500                    298,750
Telecom Brazil Funding Corp.
11.09375%, Guaranteed Notes, 12/09/99 # (5)                              1,000,000                  1,015,000
                                                                                                    1,313,750
TRANSPORTATION -- 1.91%
Transportacion Maritima Mexica
10.00%, Sr. Notes, 11/15/06                                              1,500,000                  1,522,500
TOTAL FOREIGN BONDS & NOTES
                                                                                                    7,747,336
TOTAL HIGH YIELD SECURITIES
(cost $32,686,613)                                                                                 33,932,461
CONVERTIBLE BONDS -- 10.30%
HEALTHCARE -- 7.41%
Healthsource, Inc.
5.00%, Subordinated Notes, 3/01/03                                       3,000,000                  2,394,780
TheraTx, Inc.
8.00%, Subordinated Debentures, 2/01/02                                  3,802,000                  3,497,840
                                                                                                    5,892,620
INSURANCE -- 2.89%
Penn Treaty America Corp.
6.25%, Subordinated Notes, 12/01/03 #                                    1,500,000                  1,617,660
Sierra Health Services, Inc.
7.50%, Debentures, 9/15/01                                                 750,000                    683,437
                                                                                                    2,301,097
TOTAL CONVERTIBLE BONDS
(cost $8,100,041)                                                                                   8,193,717
PREFERRED STOCKS -- 4.46%
CABLE -- 0.65%
Cablevision Systems Corp., 11.75% &                                          5,456                    511,500
COMPUTER SERVICES -- 2.34%
Vanstar Financing Trust, 6.75% # (7)                                        35,000                  1,863,435
ENTERTAINMENT -- 1.47%
Time Warner, Inc., 10.25%                                                   10,749                  1,171,641

    NORTHSTAR STRATEGIC INCOME FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)


Security                                                   Shares/Principal Amount                      Value
TOTAL PREFERRED STOCKS
(cost $3,279,544)                                                                                $  3,546,576
WARRANTS -- 0.01% @
CONSUMER PRODUCTS -- 0.01%
Chattem, Inc., (expires 6/17/99)                                               500                     10,125
RETAIL & WHOLESALE -- 0.00%
Dairy Mart Convenience Stores, Inc.,
(expires 12/01/01)                                                           4,999                          0
TOTAL WARRANTS
(cost $0)                                                                                              10,125
RIGHTS -- 0.00%
FOREIGN GOVERNMENT -- 0.00%
United Mexican States                                                    1,000,000                          0
HEAVY EQUIPMENT -- 0.00%
Terex Corp.                                                                  2,000                          0
TOTAL RIGHTS
(cost $0)                                                                                                   0
U.S. GOVERNMENT AND AGENCIES -- 18.83%
GNMA, 6.50%, due 4/15/26                                                $7,461,231                  7,116,149
GNMA, 7.00%, due 7/15/26                                                 8,050,176                  7,874,038
TOTAL U.S. GOVERNMENT AND AGENCIES
(cost $14,810,999)                                                                                 14,990,187
TOTAL INVESTMENT SECURITIES -- 96.91%
(cost $74,347,659)                                                                                 77,136,988
REPURCHASE AGREEMENT -- 1.71%
Agreement with State Street Bank and Trust
bearing interest at 5.10% dated 12/31/96 to be
repurchased 1/02/97 in the amount of $1,362,386
and collateralized by $1,280,000 U.S. Treasury
Notes, 7.25% due 8/15/04, value $1,392,000
(cost $1,362,000)                                                        1,362,000                  1,362,000

Other assets less liabilities -- 1.38%                                                              1,099,204
NET ASSETS -- 100.00%                                                                            $ 79,598,192

#  Sale restricted to qualified institutional investors.
$  Step Bond.
@  Non-income producing security.
&  Payment-in-kind security.
(1) The principal amount is shown in the respective country's currency.
(2) U.S. denominated security.
(3) A unit consists of $4,000 par value Sr. Discount Notes, 11.375% due 3/01/06 and 1.1 shares of common stock.
(4) A unit consists of $1,000 par value Sr. Notes, 12.25% due 11/15/06 and 1 warrant.
(5) Floating Rate Bond. Rate as of December 31, 1996.
(6) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 12/15/06 and 1 warrant.
(7) Convertible Security.

See accompanying notes to financial statements.

                        (Photo of Jeffrey Aurigemma    (Photo of Peter A. Bakst
                               appears here)                  appears here)
                             JEFFREY AURIGEMMA               PETER A. BAKST


    NORTHSTAR
    HIGH YIELD FUND

THE MARKETS
    (Bullet) Moderate market interest rates and a federal funds rate that stayed at 5.25% all year helped the U.S. economy maintain both GDP growth and inflation at about 3%. However, persistent fears of higher inflation, caused 10 and 30 year Treasury bond rates to end 1996 at 6.42% and 6.64%, respectively, 70-80 basis points higher than where they started. That kept total returns on most bonds below 4%. In contrast, sustained growth in the U.S. economy and in corporate profits sent stock prices to record levels throughout 1996; all the major stock averages returned 18% or more. Rising securities prices also boosted the value of the U.S. dollar.
    (Bullet) Total returns for domestic and foreign high yield bonds were very high last year, exceeding 12% and 28%, respectively. Both of those groups benefited from broader institutional demand. Emerging market bond prices also reflected continued economic progress by the issuers. Since the credit profiles of domestic high yield bonds improves with the amount of equity below them, those bonds' prices were boosted by higher stock valuations.
    (Bullet) There is a weakening consensus that the U.S. economy will maintain annual GDP growth and CPI inflation rates below 3%. The short-run outlook for U.S. debt and equity markets nonetheless remains positive for 1997. The strong U.S. dollar limits the safe harbors among foreign issuers; even those pursuing economic reforms.

THE FUND
    (Bullet) From 12/31/95 to 12/31/96, the total returns of the Fund's Class A,
             B, C and T shares were 14.74%, 13.94%, 13.93% and 14.49%,
             respectively. The Fund's superior performance promoted sales that led its net assets to increase 28% in 1996, from $180 million to over $231 million.
    (Bullet) The Fund's performance was enhanced by changes in portfolio allocations that anticipated changes in the markets. We underweighted investments in cyclical industries (e.g., steel, chemicals and paper). However, we increased returns by increasing investments in the telecommunications, energy, broadcasting and healthcare industries and in high-quality emerging market corporate bonds. We raised cash to avoid year-end losses.
    (Bullet) Bonds issued by companies that are high quality players in their industries contributed significantly to the Fund's high returns (e.g., APP, EchoStar, Grupo Televisa, MFS, Teleport and Time Warner).

CURRENT STRATEGY
    (Bullet) Continue to manage the Fund as a conservative "all-weather" high yield fund with limited downside risk.
    (Bullet) Focus on bonds rated B2/B or higher. Continue to invest in companies with strong cash flows or asset protection whose securities have the potential for credit upgrades.

FUND INFORMATION (ALL DATA IS AS OF 12/31/96)     TOTAL NET ASSETS: $231,051,719

TOP 10 HOLDINGS
NAME                                          % FUND

    1     MFS Communications, Inc.             2.1%

    2     CE Casecnan Water & Energy            2.0

    3     EchoStar Satellite Broadcasting       2.0

    4     Grupo Televisa SA                     2.0

    5     Teleport Comm. Group, Inc.            2.0

    6     Telewest PLC                          2.0

    7     Time Warner, Inc.                     2.0

    8     Americo Life, Inc.                    1.8

    9     APP International                     1.8

   10     Sweetheart Cup Co., Inc.              1.8

                                              19.5%
  TOP 5 INDUSTRIES
  (by percentage of net assets)

  Telecommunications   15%

  Utility              7%

  Broadcasting         7%

  Cable                6%

  Entertainment        6%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)

              Inception     5 years     1 year
Class A        8.55%         n/a       9.25%
Class B        8.81%         n/a       8.93%
Class C       11.21%         n/a      12.93%
Class T       10.97%      14.07%      10.49%

CUMULATIVE TOTAL RETURNS
(do not reflect sales charge)

            Inception     5 years     1 year
Class A       19.46%         n/a      14.74%
Class B       18.28%         n/a      13.94%
Class C       18.28%         n/a      13.93%
Class T      120.40%      93.16%      14.49%

    NORTHSTAR
    HIGH YIELD FUND
                                                 (Northstar logo appears here)

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR HIGH YIELD FUND AND COMPARATIVE INDICES FROM
         INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL
         YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 8.55% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 8.81% and 11.21% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on May 30, 1989 for Class T shares of 10.97%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


  (Northstar High Yield Fund--Class A
Chart appears here and reads as follows)



  (Northstar High Yield Fund--Class B
Chart appears here and reads as follows)



  (Northstar High Yield Fund--Class C
Chart appears here and reads as follows)



  (Northstar High Yield Fund--Class T
Chart appears here and reads as follows)

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                         Principal Amount                      Value
DOMESTIC BONDS & NOTES -- 62.18%
AIRLINES -- 0.98%
SC International Services, Inc.
13.00%, Sr. Subordinated Notes, 10/01/05                               $2,000,000               $  2,265,000
AUTOMOTIVE -- 1.43%
Collins & Aikman Products Co.
11.50%, Sr. Subordinated Notes, 4/15/06                                 3,000,000                  3,300,000
BROADCASTING & MEDIA -- 6.08%
American Radio Systems Corp.
9.00%, Sr. Subordinated Notes, 2/01/06                                  1,500,000                  1,479,375
Jacor Communications Co.
9.75%, Sr. Subordinated Notes, 12/15/06                                 1,000,000                  1,027,500
JCAC, Inc.
10.125%, Sr. Subordinated Notes, 6/15/06                                3,000,000                  3,112,500
SCI Television, Inc.
11.00%, Sr. Notes, 6/30/05                                              2,500,000                  2,693,750
SFX Broadcasting, Inc.
10.75%, Sr. Subordinated Notes, 5/15/06                                 3,000,000                  3,172,500
Sinclair Broadcasting Group, Inc.
10.00%, Sr. Subordinated Notes, 12/15/03                                1,250,000                  1,281,250
Sinclair Broadcasting Group, Inc.
10.00%, Sr. Subordinated Notes, 9/30/05                                 1,250,000                  1,281,250
                                                                                                  14,048,125
CABLE -- 1.34%
Comcast Corp.
9.375%, Sr. Subordinated Debentures, 5/15/05                            2,000,000                  2,090,000
Heartland Wireless Communications, Inc.
13.00%, Sr. Notes, 4/15/03                                              1,000,000                    995,000
                                                                                                   3,085,000
CONGLOMERATES -- 0.72%
Alliant Techsystems, Inc.
11.75%, Sr. Subordinated Notes, 3/01/03                                 1,500,000                  1,672,500
CONSUMER PRODUCTS -- 2.91%
Rayovac Corp.
10.25%, Sr. Subordinated Notes, 11/01/06 #                              2,400,000                  2,493,000
Sweetheart Cup Co., Inc.
10.50%, Sr. Subordinated Notes, 9/01/03                                 4,000,000                  4,230,000
                                                                                                   6,723,000
ENVIRONMENTAL CONTROL -- 0.68%
Allied Waste North America, Inc.
10.25%, Sr. Subordinated Notes, 12/01/06 #                              1,500,000                  1,578,750
FINANCIAL SERVICES -- 0.73%
Homeside, Inc.
11.25%, Sr. Notes, 5/15/03                                              1,500,000                  1,680,000
FOOD -- 0.68%
International Home Foods, Inc.
10.375%, Sr. Subordinated Notes, 11/01/06 #                             1,500,000                  1,567,500

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                         Principal Amount                      Value
GROCERY -- 2.88%
Jitney-Jungle Stores of America, Inc.
12.00%, Sr. Notes, 3/01/06                                             $2,000,000               $  2,122,500
Pathmark Stores, Inc.
9.625%, Sr. Subordinated Notes, 5/01/03                                 2,500,000                  2,406,250
Ralphs Grocery Co.
10.45%, Sr. Notes, 6/15/04                                              2,000,000                  2,130,000
                                                                                                   6,658,750
HEALTHCARE -- 3.56%
Dade International, Inc.
11.125%, Sr. Subordinated Notes, 5/01/06                                1,900,000                  2,066,250
Imed Corp.
9.75%, Sr. Subordinated Notes, 12/01/06 #                               2,900,000                  2,961,625
Integrated Health Services, Inc.
10.25%, Sr. Subordinated Notes, 4/30/06 #                               2,000,000                  2,095,000
Tenet Healthcare Corp.
10.125%, Sr. Subordinated Notes, 3/01/05                                1,000,000                  1,110,000
                                                                                                   8,232,875
HOTEL & GAMING -- 4.17%
Capital Gaming International, Inc.
0%, Promissory Notes, 8/01/95*                                             10,000                          0
Courtyard By Marriott Ltd.
10.75%, Sr. Secured Notes, 2/01/08                                      2,000,000                  2,125,000
Grand Casino, Inc.
10.125%, 1st Mortgage Notes, 12/01/03                                   1,000,000                  1,010,000
John Q. Hammons Hotels L.P.
9.75%, 1st Mortgage Notes, 10/01/05                                     1,000,000                  1,022,500
John Q. Hammons Hotels, Inc.
8.875%, 1st Mortgage Notes, 2/15/04                                     1,500,000                  1,496,250
Trump Atlantic City Funding, Inc.
11.25%, Company Guarantee, 5/01/06                                      4,000,000                  3,980,000
                                                                                                   9,633,750
INSURANCE -- 1.84%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                                  4,250,000                  4,250,000
MANUFACTURING -- 0.62%
U.S. Can Corp.
10.125%, Sr. Subordinated Notes, 10/15/06 #                             1,350,000                  1,420,875
MISCELLANEOUS SERVICES -- 1.31%
Intertek Financial PLC
10.25%, Sr. Subordinated Notes, 11/01/06 #                              2,900,000                  3,030,500
OIL & GAS -- 2.09%
Benton Oil & Gas Co.
11.625%, Sr. Notes, 5/01/03                                             2,000,000                  2,210,000
HS Resources, Inc.
9.875%, Sr. Subordinated Notes, 12/01/03                                2,500,000                  2,625,000
                                                                                                   4,835,000

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                         Principal Amount                      Value
PAPER PRODUCTS -- 1.17%
SD Warren Co.
12.00%, Sr. Subordinated Notes, 12/15/04                               $2,500,000               $  2,703,125
PRINTING & PUBLISHING -- 0.95%
Garden State Newspapers, Inc.
12.00%, Sr. Subordinated Notes, 7/01/04                                 2,000,000                  2,190,000
RETAIL & WHOLESALE -- 1.22%
Waban, Inc.
11.00%, Sr. Subordinated Notes, 5/15/04                                 2,500,000                  2,812,500
STEEL -- 3.17%
AK Steel Corp.
10.75%, Sr. Notes, 4/01/04                                              2,000,000                  2,185,000
Bar Technologies, Inc.
13.50%, Sr. Secured Notes, 4/01/01                                      2,000,000                  2,055,000
UCAR Global Enterprises, Inc.
12.00%, Sr. Subordinated Notes, 1/15/05                                   535,000                    618,594
WCI Steel, Inc.
10.00%, Sr. Secured Notes, 12/01/04 #                                   2,400,000                  2,454,000
                                                                                                   7,312,594
TELECOMMUNICATIONS -- 13.42%
Alliant Computer Systems, Inc.
7.25%, Subordinated Debentures, 5/15/12 @*                                528,000                          0
Cellular, Inc.
0/11.75%, Sr. Subordinated Notes, 9/01/03 $                             3,000,000                  2,715,000
EchoStar Satellite Broadcasting Corp.
0/13.125%, Sr. Discount Notes, 3/15/04 $                                6,000,000                  4,560,000
MFS Communications, Inc.
0/8.875%, Sr. Discount Notes, 1/15/06 $                                 6,500,000                  4,769,375
Omnipoint Corp.
11.625%, Sr. Notes, 8/15/06                                             3,000,000                  3,142,500
Paging Network, Inc.
10.125%, Sr. Subordinated Notes, 8/01/07                                4,000,000                  4,095,000
PriCellular Wireless Corp.
10.75%, Sr. Notes, 11/01/04 #                                           3,000,000                  3,138,750
Teleport Communications Group, Inc.
0/11.125%, Sr. Discount Notes, 7/01/07 $                                6,500,000                  4,501,250
Western Wireless Corp.
10.50%, Sr. Subordinated Notes, 6/01/06                                 1,900,000                  1,992,625
Western Wireless Corp.
10.50%, Sr. Subordinated Notes, 2/01/07                                 2,000,000                  2,095,000
                                                                                                  31,009,500
TEXTILES -- 0.90%
Avondale Mills, Inc.
10.25%, Sr. Subordinated Notes, 5/01/06                                 2,000,000                  2,080,000

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                         Principal Amount                      Value
TRANSPORTATION -- 1.99%
Moran Transportation Co.
11.75%, Sr. Guaranteed Notes, 7/15/04                                  $2,200,000               $  2,387,000
Sea Containers Ltd.
12.50%, Sr. Subordinated Debentures, 12/01/04                           2,000,000                  2,220,000
                                                                                                   4,607,000
UTILITIES -- 7.34%
AES Corp.
10.25%, Sr. Subordinated Notes, 7/15/06                                 3,000,000                  3,225,000
CalEnergy, Inc.
9.50%, Sr. Notes, 9/15/06                                               1,000,000                  1,032,500
California Energy, Inc.
9.875%, Sr. Notes, 6/30/03                                              1,000,000                  1,045,000
California Energy, Inc.
0/10.25%, Sr. Discount Notes, 1/15/04 $                                 2,650,000                  2,809,000
Calpine Corp.
10.50%, Sr. Notes, 5/15/06                                              2,000,000                  2,130,000
CE Casecnan Water & Energy Co.
11.95%, Sr. Notes, 11/15/10                                             4,000,000                  4,730,000
Long Island Lighting Co.
7.125%, Debentures, 6/01/05                                             2,100,000                  1,995,588
                                                                                                  16,967,088
TOTAL DOMESTIC BONDS & NOTES
(cost $135,125,280)                                                                              143,663,432
FOREIGN BONDS & NOTES -- 20.75%
BROADCASTING & MEDIA -- 0.70%
Bell Cablemedia PLC
0/11.875%, Sr. Discount Notes, 9/15/05 $                                2,000,000                  1,625,000
CABLE -- 4.72%
Multicanal Participacoes SA
12.625%, Company Guarantee, 6/18/04                                     3,000,000                  3,240,000
Rogers Cablesystems Ltd.
9.625%, Notes, 8/01/02                                                  3,000,000                  3,138,750
Telewest, PLC
0/11.00%, Sr. Discount Debentures, 10/01/07 $                           6,500,000                  4,525,625
                                                                                                  10,904,375
CHEMICALS -- 0.86%
Acetex Corp.
9.75%, Sr. Secured Notes, 10/01/03                                      2,000,000                  1,975,000

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                  Principal Amount/Shares                      Value
CONSUMER SERVICES -- 1.57%
Celestica International, Inc.
10.50%, Sr. Subordinated Notes, 12/31/06 #                             $3,450,000               $  3,631,125
ENTERTAINMENT -- 3.69%
Globo Comunicacoes e Participacoes Ltda.
9.875%, Company Guarantee, 12/20/04 #                                   4,000,000                  4,000,000
Grupo Televisa SA
11.375%, Sr. Notes, 5/15/03                                             4,200,000                  4,525,500
                                                                                                   8,525,500
METALS & MINING -- 1.32%
Royal Oaks Mines, Inc.
11.00%, Sr. Subordinated Notes, 8/15/06                                 3,000,000                  3,060,000
PAPER PRODUCTS -- 4.43%
APP International Finance Co.
11.75%, Guaranteed Secured Notes, 10/01/05                              3,900,000                  4,221,750
Grupo Industrial Durango SA
12.00%, Sr. Notes, 7/15/01                                              2,600,000                  2,795,000
Malette, Inc.
12.25%, Sr. Notes, 7/15/04                                              3,000,000                  3,210,000
                                                                                                  10,226,750
PRINTING & PUBLISHING -- 1.78%
Newsquest Capital PLC
11.00%, Sr. Subordinated Notes, 5/01/06 #                               4,000,000                  4,120,000
TELECOMMUNICATIONS -- 1.68%
Fonorola, Inc.
12.50%, Sr. Notes, 8/15/02                                              1,000,000                  1,093,750
Telefonica de Argentina SA
11.875%, Notes, 11/01/04                                                2,500,000                  2,775,000
                                                                                                   3,868,750
TOTAL FOREIGN BONDS & NOTES
(cost $45,645,489)                                                                                47,936,500
COMMON STOCKS -- 0.00%
GAMING -- 0.00%
Capital Gaming International, Inc. @                                       44,540                      3,652
TOTAL COMMON STOCKS
(cost $274,102)                                                                                        3,652
PREFERRED STOCKS -- 4.21%
BANKING -- 0.87%
First Nationwide Bank Corp., 11.50%                                        17,500                  2,007,031
ENTERTAINMENT -- 2.03%
Time Warner, Inc., 10.25%                                                  43,004                  4,687,436
HEALTHCARE -- 0.88%
Fresenius Medical Care Capital Trust, 9.00%                                 2,000                  2,045,000
PRINTING & PUBLISHING -- 0.43%
K III Communications Corp., 10.00%                                         10,000                    982,500

    NORTHSTAR HIGH YIELD FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                  Shares/Principal Amount                      Value
TOTAL PREFERRED STOCKS
(cost $8,749,130)                                                                               $  9,721,967
WARRANTS -- 0.05% @
GAMING -- 0.00%
Capital Gaming International, Inc., (expires 2/01/99)                      36,318                      1,271
STEEL -- 0.05%
Bar Technologies, Inc., (expires 4/01/01)                                   2,000                    120,000
TOTAL WARRANTS
(cost $73,425)                                                                                       121,271
RIGHTS -- 0.00%
FOREIGN GOVERNMENT -- 0.00%
United Mexican States                                                   1,500,000                          0
HEAVY EQUIPMENT -- 0.00%
Terex Corp.                                                                 8,000                          0
TOTAL RIGHTS
(cost $0)                                                                                                  0
TOTAL INVESTMENT SECURITIES -- 87.19%
(cost $189,867,426)                                                                              201,446,822
REPURCHASE AGREEMENT -- 11.22%
Agreement with State Street Bank and Trust bearing
interest at 5.10% dated 12/31/96 to be repurchased
1/02/97 in the amount of $25,946,349 and
collateralized by $26,490,000 U.S. Treasury Notes,
5.75% due 12/31/98, value $26,461,020
(cost $25,939,000)                                                    $25,939,000                 25,939,000

Other assets less liabilities -- 1.59%                                                             3,665,897
NET ASSETS -- 100.00%                                                                           $231,051,719

@ Non-income producing security.
 # Sale restricted to qualified institutional investors.
 $ Step Bond.
 * Bankrupt security.

See accompanying notes to financial statements.

                        (Photo of Thomas Ole Dial        (Photo of Peter Bakst
                             appears here)                    appears here)

                            THOMAS OLE DIAL                    PETER BAKST


    NORTHSTAR
    BALANCE SHEET
    OPPORTUNITIES FUND

THE MARKETS
    (Bullet) Yields on the 10 year and 30 year Treasury bonds were volatile throughout the year, rising to 6.42% and 6.64% from 5.57% and 5.95%, respectively. Continued economic strength made market participants wary of a Fed tightening, while benign inflation numbers capped the rise on Treasury yields.
    (Bullet) The stock market remained strong, with the Dow Industrial 30 rising a remarkable 28.89%, while the S&P 500 rose 22.94%. As evidenced by the Russell 2000 return of 16.54%, small cap stocks underperformed severely, as investors sought large cap companies showing strong earnings momentum.
    (Bullet) The High Yield market performed strongly, with the Lipper average up 13.67%, as a strong economy and high equity prices created strong demand for high yield securities. As a result, high yield spread to Treasuries narrowed to approximately 355 basis points from 420 basis points.

THE FUND
    (Bullet) The Fund's returns on class A, B, C, and T shares for 1996 were
             10.54%, 9.76%, 9.72%, and 10.18%, respectively. An overexposure to an eclectic group of convertible bonds such as TWA hurt the performance of the Fund. In addition, an underweighting of high yield bonds also prevented the Fund from taking advantage of the strong performance of that asset class.
    (Bullet) Holdings were increased in the telecommunications, broadcasting, and utility sectors. Exposure was reduced in airlines, pharmaceuticals and healthcare.
    (Bullet) Towards the latter part of the year, we increased our holdings of high yield bonds to 11.80% from 6.30% of assets. Convertible bonds and preferreds were reduced to 23.40% and 21.30%, respectively. Our cash position rose to 25%.

CURRENT STRATEGY
    (Bullet) We will continue to restructure the portfolio, focusing on both straight debt and equities. Exposure to convertible securities will continue to be reduced, while seeking investments with either high current income or greater capital appreciation potential. We will continue to emphasize "bottom-up" security analysis rather than macro economic strategy.

FUND INFORMATION (ALL DATA IS AS OF 12/31/96)      TOTAL NET ASSETS: $64,726,986


TOP 10 HOLDINGS
NAME                                      % FUND

    1     SA Telecommunications, Inc.      3.0%

    2     Royal Oak Mines, Inc.             2.4

    3     Trump Atlantic City               2.3

    4     Comcast Corp.                     2.2

    5     Beverly Enterprises, Inc.         1.8

    6     Roche Holdings, Inc.              1.8

    7     Kaman Corp.                       1.7

    8     Multicanal Participacoes SA       1.7

    9     Unocal Corp.                      1.7

   10     Alexander & Alexander             1.6

                                          20.2%
TOP 5 INDUSTRIES
(by percentage of net assets)

Telecommunications   15%

Oil & Gas            7%

Finance              6%

Utility              5%

Broadcasting         5%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)


            Inception     5 years     1 year
Class A       11.00%         n/a       5.25%
Class B       11.56%         n/a       5.07%
Class C       13.66%         n/a       8.78%
Class T        9.71%       9.98%       6.42%


CUMULATIVE TOTAL RETURNS
(do not reflect sales charge)

            Inception     5 years     1 year
Class A       23.85%         n/a      10.54%
Class B       22.55%         n/a       9.76%
Class C       22.42%         n/a       9.72%
Class T      174.85%      60.87%      10.18%

    NORTHSTAR
    BALANCE SHEET
    OPPORTUNITIES FUND
                                                 (Northstar logo appears here)

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 11.00% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 11.56% and 13.66% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on February 3, 1986 for Class T shares of 9.71%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.

(Northstar Balance Sheet Opportunities Fund--Class A
    Chart appears here and reads as follows)



(Northstar Balance Sheet Opportunities Fund--Class B
    Chart appears here and reads as follows)



(Northstar Balance Sheet Opportunities Fund--Class C
    Chart appears here and reads as follows)



(Northstar Balance Sheet Opportunities Fund--Class T
    Chart appears here and reads as follows)

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                                   Shares                      Value
COMMON STOCKS -- 16.74%
BROADCASTING & MEDIA -- 0.68%
EchoStar Communications Corp. @                                            20,000                $   440,000
ENTERTAINMENT -- 1.16%
Time Warner, Inc.                                                          20,000                    750,000
ENVIRONMENTAL CONTROL -- 0.57%
Allied Waste Industries, Inc. @                                            40,000                    370,000
FINANCE -- 0.85%
Finova Group, Inc.                                                          8,600                    552,550
FOREST & PAPER PRODUCTS -- 1.58%
Buckeye Cellulose Corp. @                                                  38,300                  1,019,738
INSURANCE -- 0.52%
Allmerica Financial Corp.                                                  10,000                    335,000
METALS & MINING -- 0.78%
U.S. Can Corp. @                                                           30,000                    506,250
OIL & GAS -- 1.21%
KN Energy, Inc.                                                            20,000                    785,000
RETAILING -- 1.79%
Safeway, Inc. @                                                            15,000                    641,250
Waban, Inc. @                                                              20,000                    520,000
                                                                                                   1,161,250
TELECOMMUNICATION -- 3.79%
MFS Communications, Inc. @                                                 10,000                    545,000
Omnipoint Corp. @                                                          20,000                    385,000
Paging Network, Inc. @                                                     30,000                    457,500
Western Wireless Corp. @                                                   30,000                    416,250
WorldCom, Inc. @                                                           25,000                    651,562
                                                                                                   2,455,312
TEXTILES -- 1.17%
Interface, Inc.                                                            37,500                    754,688
UTILITIES -- 2.64%
AES Corp. @                                                                15,000                    697,500
CalEnergy, Inc. @                                                          30,000                  1,008,750
                                                                                                   1,706,250
TOTAL COMMON STOCKS
(cost $10,024,831)                                                                                10,836,038
PREFERRED STOCKS -- 2.26%
BROADCASTING & MEDIA -- 1.47%
Paxson Communications Corp., 12.50%                                        10,000                    950,000
HEALTHCARE -- 0.79%
Fresenius Medical Care Capital Trust, 9.00%                                   500                    511,250
TOTAL PREFERRED STOCKS
(cost $1,500,000)                                                                                  1,461,250
CONVERTIBLE PREFERRED STOCKS -- 17.71%
AIRLINES -- 0.76%
Trans World Airlines, Inc., 8.00% #                                        20,000                    495,000

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                              Shares/Principal Amount/Units                     Value
BROADCASTING & MEDIA -- 2.32%
American Radio Systems Corp., 7.00% #                                        20,000               $   943,340
Merrill Lynch Co., Inc. ("Cox Communications")
6.00% due 6/01/99 (1)                                                        25,000                   556,250
                                                                                                    1,499,590
COMPUTER HARDWARE -- 1.53%
Wang Laboratories, Inc., 6.50% #                                             20,000                   992,500
CONGLOMERATES -- 1.95%
Corning Delaware L.P., 6.00%                                                 11,400                   725,325
Pittston Mineral Group, 6.25% #                                              14,000                   539,000
                                                                                                    1,264,325
CONSUMER PRODUCTS -- 1.17%
Tyco Toys, Inc., $0.4125                                                     75,000                   759,375
FINANCE -- 1.63%
Alexander & Alexander Services, Inc., $3.625 #                               22,200                 1,054,500
MANUFACTURING -- 1.14%
Greenfield Capital Trust, 6.00% #                                            15,000                   735,540
OIL & GAS -- 4.51%
Atlantic Richfield Co., 9.00% (2)                                            43,600                   937,400
Tejas Gas Corp., 5.25%                                                       15,000                   896,250
Unocal Corp., 6.25% #                                                        18,770                 1,084,174
                                                                                                    2,917,824
UTILITIES -- 2.70%
Kaman Corp., 6.50%                                                           20,300                 1,111,425
MCN Corp., 8.75%                                                             23,000                   635,375
                                                                                                    1,746,800
TOTAL CONVERTIBLE PREFERRED STOCKS
(cost $11,259,821)                                                                                 11,465,454
CORPORATE BONDS -- 11.83%
ENVIRONMENTAL CONTROL -- 1.39%
Allied Waste North America, Inc.
10.25%, Sr. Subordinated Notes, 12/01/06 #                                 $400,000                   421,000
ICF Kaiser International, Inc.
13.00%, Units, 12/31/03 # (3)                                                   500                   477,500
                                                                                                      898,500
FINANCE -- 1.36%
Coinstar, Inc.
0/13.00%, Units, 10/01/06 # $ (4)                                             1,250                   883,750
HOTEL & GAMING -- 2.31%
Trump Atlantic City Funding, Inc.
11.25%, Company Guarantee, 5/01/06                                        1,500,000                 1,492,500
STEEL -- 0.79%
WCI Steel, Inc.
10.00%, Sr. Secured Notes, 12/01/04 #                                       500,000                   511,250

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                          Principal Amount                     Value
TELECOMMUNICATIONS -- 5.98%
EchoStar Satellite Broadcasting Corp.
0/13.125%, Sr. Discount Notes, 3/15/04 $                                $1,000,000               $   760,000
Omnipoint Corp.
11.625%, Sr. Notes, 8/15/06                                              1,000,000                 1,047,500
Paging Network, Inc.
10.00%, Sr. Subordinated Notes, 10/15/08 #                               1,000,000                 1,016,250
Western Wireless Corp.
10.50%, Sr. Subordinated Notes, 2/01/07                                  1,000,000                 1,047,500
                                                                                                   3,871,250
TOTAL CORPORATE BONDS
(cost $7,320,594)                                                                                  7,657,250
CONVERTIBLE BONDS -- 19.45%
AEROSPACE & DEFENSE -- 1.33%
Gencorp, Inc.
8.00%, Subordinated Debentures, 8/01/02                                    750,000                   863,048
CHEMICALS -- 1.77%
Roche Holdings, Inc.
0%, LYONS, 4/20/10 # (5)                                                 2,500,000                 1,143,750
COMPUTER HARDWARE -- 1.39%
Apple Computer, Inc.
6.00%, Subordinated Notes, 6/01/01 #                                       900,000                   896,499
ELECTRONICS -- 4.19%
Magnetek, Inc.
8.00%, Debentures, 9/15/01                                                 841,000                   864,127
Park Electrochemical Corp.
5.50%, Subordinated Notes, 3/01/06                                       1,000,000                   867,500
Solectron Corp.
6.00%, Subordinated Notes, 3/01/06 #                                       900,000                   982,764
                                                                                                   2,714,391
FINANCE -- 1.60%
Equitable Cos., Inc.
6.125%, Subordinated Debentures, 12/15/24                                  900,000                 1,037,250
HEALTHCARE -- 3.04%
Beverly Enterprises, Inc.
5.50%, Subordinated Debentures, 8/01/18                                  1,125,000                 1,188,281
North American Vaccine, Inc.
6.50%, Subordinated Notes, 5/01/03 #                                       750,000                   776,250
                                                                                                   1,964,531
OIL & GAS -- 1.00%
Pogo Producing Co.
5.50%, Subordinated Notes, 3/15/04                                         300,000                   645,783
TELECOMMUNICATION -- 5.13%
Comcast Corp.
3.375/5.50%, Subordinated Debentures, 9/09/05 $                          1,500,000                 1,410,420
SA Telecommunications, Inc.
10.00%, Subordinated Notes, 8/15/06 #                                    2,000,000                 1,910,000
                                                                                                   3,320,420

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                          Principal Amount                     Value
TOTAL CONVERTIBLE BONDS
(cost $11,813,469)                                                                               $12,585,672
FOREIGN CORPORATE BONDS -- 7.05%
CABLE -- 1.67%
Multicanal Participacoes SA
12.625%, Company Guarantee, 6/18/04                                     $1,000,000                 1,080,000
CHEMICALS -- 0.99%
Acetex Corp.
9.75%, Sr. Secured Notes, 10/01/03                                         650,000                   641,875
ENTERTAINMENT -- 1.39%
Globo Comunicacoes e Participacoes Ltda.
9.875%, Company Guarantee, 12/20/04 #                                      900,000                   900,000
METALS & MINING -- 2.36%
Royal Oaks Mines, Inc.
11.00%, Sr. Subordinated Notes, 8/15/06                                  1,500,000                 1,530,000
NEWSPAPERS -- 0.64%
Newsquest Capital PLC
11.00%, Sr. Subordinated Notes, 5/01/06 #                                  400,000                   412,000
TOTAL FOREIGN CORPORATE BONDS
(cost $4,508,788)                                                                                  4,563,875
TOTAL INVESTMENT SECURITIES -- 75.04%
(cost $46,427,503)                                                                                48,569,539
REPURCHASE AGREEMENT -- 24.41%
Agreement with State Street Bank and Trust bearing interest at
5.10% dated 12/31/96 to be repurchased 1/02/97 in the amount of $15,806,477 and collateralized by $16,175,000 U.S. Treasury
Bills, 5.25% due 12/31/97, value $16,121,930
(cost $15,802,000)                                                      15,802,000                15,802,000

Other assets less liabilities -- 0.55%                                                               355,447
NET ASSETS -- 100.00%                                                                            $64,726,986

 @ Non-income producing security.
 # Sale restricted to qualified institutional investors.
 $ Step bond.
(1) Strypes -- Structured Yield Product Exchangeable for Stock.
(2) Mandatory conversion on 9/15/97 into shares of Lyondell Petroleum Co. common stock.
(3) A unit consists of $1,000 par value 13.00%, Sr. Subordinated Notes, 12/31/03 and 5 warrants.
(4) A unit consists of $1,000 par value 13.00%, Sr.. Subordinated Discount Notes, 10/01/06 and 1 warrant.
(5) LYONS -- Liquid yield option notes. Convertible into 144A American Depositary Shares.

See accompanying notes to the financial statements.

                                                 (Photo of Geoffrey Wadsworth
                                                          appears here)
                                                      GEOFFREY WADSWORTH

    NORTHSTAR
    GROWTH FUND

THE MARKETS
    (Bullet) During 1996 the Dow Industrials rose 28.89%, the S&P 500 gained
             22.94%, and the Russell 2000 was up 16.54%.
    (Bullet) The U.S. equity market was much stronger than most forecasters had expected. It benefited from solid growth in the economy, good corporate earnings increases, and very modest inflation and interest rate increases.
    (Bullet) Purchase demand for equities was strong all year as money flowed into mutual funds, corporate mergers and buy-ins offset new issuances, and foreign buying picked up.
    (Bullet) At the start of 1996 concern over a slowdown due to a widespread inventory correction was reversed after the Federal Reserve lowered interest rates in January and better growth became evident. Small cap growth stocks led the first half, but lagged the large blue chips after June. The market suffered two brief corrections of 5% or more, first during July and again in December as inflationary fears were stirred by strong employment data.

THE FUND
    (Bullet) From 12/31/95 to 12/31/96, the total returns of the Funds Class A,
             B, C and T shares were 20.54%, 19.74%, 19.74% and 19.90%,
             respectively. This compares to the Lipper Growth Fund Index at 17.50%.
    (Bullet) The focus remains on high quality large and mid-cap companies.
             Investments are made where earnings growth prospects are above average and the equity valuation is reasonable or temporarily depressed.
    (Bullet) Areas that were particularly strong for the Fund included energy stocks, (oil drilling and natural gas), computer technology, financial, pharmaceuticals, aerospace, telecommunication services and consumer staples. Computer services holdings were disappointing. Consumer cyclicals, (monthly retailers), were strong during the first half but lagged badly in the second half. Conversely, semiconductor stocks which did poorly in the first half, finished with strong gains late in the year.

CURRENT STRATEGY
    (Bullet) The environment continues to be favorable for the financial markets going into 1997. While economic growth now appears to have been close to 4% in the fourth quarter of 1996, we think this will moderate allowing the outlook of 2 to 3% GDP growth with moderate 3 to 3.5% inflation to be extended.
    (Bullet) The Fund continues to favor holdings in technology, financial services, energy, health care, and specialty retailing. We continue to look for individual companies with consistent growth prospects and for global leaders that will benefit from a more synchronized worldwide expansion during 1997.

FUND INFORMATION (ALL DATA IS AS OF 12/31/96)      TOTAL NET ASSETS: $79,964,487


TOP 10 HOLDINGS
NAME                                % FUND

    1     Global Marine, Inc.         4.5%

    2     Citicorp                    4.2
          Philip Morris Cos.,
    3     Inc.                        3.8
          Magna International,
    4     Inc.                        3.5

    5     WorldCom, Inc.              3.4

    6     Compaq Computer Corp.       3.2

    7     Schlumberger, Ltd.          3.2

    8     AMP, Inc.                   2.9

    9     Home Depot, Inc.            2.9

   10     Microsoft Corp.             2.9

                                     34.5%

TOP 5 INDUSTRIES
(by percentage of net assets)

Retailing           11%

Bank                8%

Pharmaceutical      6%

Financial Services  6%

Consumer Products   4%


SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)

            Inception     5 years     1 year
Class A       16.94%         n/a      14.85%
Class B       17.62%         n/a      14.74%
Class C       19.85%         n/a      18.74%
Class T       11.86%      10.43%      15.90%


CUMULATIVE TOTAL RETURNS
(do not reflect sales charge)

            Inception     5 years     1 year
Class A       34.45%         n/a      20.54%
Class B       33.23%         n/a      19.74%
Class C       33.12%         n/a      19.74%
Class T      239.81%      64.22%      19.90%

    NORTHSTAR
    GROWTH FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR GROWTH FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 16.94% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 17.62% and 19.85% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on February 3, 1986 for Class T shares of 11.86%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


       (Northstar Growth Fund--Class A
    Chart appears here and reads as follows)



       (Northstar Growth Fund--Class B
    Chart appears here and reads as follows)



       (Northstar Growth Fund--Class C
    Chart appears here and reads as follows)



       (Northstar Growth Fund--Class T
    Chart appears here and reads as follows)

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                                    Shares                     Value
COMMON STOCKS -- 98.38%
AEROSPACE & DEFENSE -- 3.12%
Boeing Co.                                                                  14,000               $ 1,489,250
Northrop Grumman Corp.                                                      12,200                 1,009,550
                                                                                                   2,498,800
ALUMINUM -- 0.76%
Century Aluminum Co.                                                        35,000                   603,750
AUTOMOTIVE -- 3.49%
Magna International, Inc.                                                   50,000                 2,787,500
BANKING -- 8.08%
Citicorp                                                                    32,300                 3,326,900
Mellon Bank Corp.                                                           21,300                 1,512,300
Wells Fargo & Co.                                                            6,000                 1,618,500
                                                                                                   6,457,700
BUSINESS SERVICES -- 3.60%
Ceridian Corp. @                                                            35,000                 1,417,500
Electronic Data Systems Corp.                                               33,700                 1,457,525
                                                                                                   2,875,025
COMPUTER HARDWARE -- 5.81%
Bay Networks, Inc. @                                                        50,000                 1,043,750
Cisco Systems, Inc. @                                                       16,000                 1,018,000
Compaq Computer Corp. @                                                     34,800                 2,583,900
                                                                                                   4,645,650
COMPUTER SOFTWARE -- 2.89%
Microsoft Corp. @                                                           28,000                 2,313,500
CONSTRUCTION -- 1.88%
Fluor Corp.                                                                 24,000                 1,506,000
CONSUMER PRODUCTS -- 5.82%
Philip Morris Cos., Inc.                                                    27,000                 3,040,875
Procter & Gamble Co.                                                        15,000                 1,612,500
                                                                                                   4,653,375
ELECTRICAL EQUIPMENT -- 2.86%
AMP, Inc.                                                                   59,600                 2,287,150
ENERGY -- 5.53%
El Paso Natural Gas Co.                                                     40,000                 2,020,000
Enron Oil & Gas Co.                                                         40,000                 1,010,000
Sonat, Inc.                                                                 27,000                 1,390,500
                                                                                                   4,420,500
ENERGY SERVICES -- 4.78%
Baker Hughes, Inc.                                                          23,000                   793,500
Schlumberger, Ltd.                                                          26,000                 2,596,750
Seitel, Inc. @                                                              10,800                   432,000
                                                                                                   3,822,250

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                                    Shares                     Value
FINANCIAL SERVICES -- 6.00%
Associates First Capital Corp.                                              22,000               $   970,750
Capital One Financial Corp.                                                 60,000                 2,160,000
Federal National Mortgage Association                                       44,800                 1,668,800
                                                                                                   4,799,550
FOREST & PAPER PRODUCTS -- 2.68%
Kimberly-Clark Corp.                                                        22,540                 2,146,935
HEALTHCARE -- 2.11%
Columbia/HCA Healthcare Corp.                                               21,900                   892,425
Healthsouth Corp. @                                                         20,600                   795,675
                                                                                                   1,688,100
HOTEL & RESTAURANTS -- 1.90%
Doubletree Corp. @                                                           3,000                   135,000
La Quinta Inns, Inc.                                                        72,500                 1,386,563
                                                                                                   1,521,563
MACHINERY -- 1.88%
Deere & Co.                                                                 37,000                 1,503,125
MISCELLANEOUS TECHNOLOGY -- 1.68%
Millipore Corp.                                                             32,500                 1,344,688
OFFICE EQUIPMENT/SUPPLIES -- 3.38%
American Pad & Paper Co. @                                                  30,000                   678,750
Xerox Corp.                                                                 38,400                 2,020,800
                                                                                                   2,699,550
OIL & GAS DRILLING -- 5.02%
Global Marine, Inc. @                                                      175,000                 3,609,375
Parker Drilling Co. @                                                       42,300                   407,137
                                                                                                   4,016,512
PHARMACEUTICAL -- 6.02%
Bristol-Myers Squibb Co.                                                     9,000                   978,750
Genzyme Corp. @                                                             42,000                   913,500
Merck & Co., Inc.                                                           12,000                   951,000
Pfizer, Inc.                                                                11,000                   911,625
Pharmacia & Upjohn, Inc.                                                    26,800                 1,061,950
                                                                                                   4,816,825
RETAILING -- 11.40%
AutoZone, Inc. @                                                            59,800                 1,644,500
General Nutrition Cos., Inc. @                                              50,000                   843,750
Home Depot, Inc.                                                            46,000                 2,305,750
Nine West Group, Inc. @                                                     25,000                 1,159,375
Office Depot, Inc. @                                                       100,000                 1,775,000
Pep Boys -- Manny, Moe & Jack                                               45,000                 1,383,750
                                                                                                   9,112,125

    NORTHSTAR GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                   Shares/Principal Amount                     Value
SEMICONDUCTOR -- 4.32%
Intel Corp.                                                                  5,800               $   759,438
National Semiconductor Corp. @                                              41,500                 1,011,562
Texas Instruments, Inc.                                                     26,400                 1,683,000
                                                                                                   3,454,000
TELECOMMUNICATIONS -- 3.37%
WorldCom, Inc. @                                                           103,400                 2,694,862
TOTAL COMMON STOCKS
(cost $61,811,638)                                                                                78,669,035
TOTAL INVESTMENT SECURITIES -- 98.38%
(cost $61,811,638)                                                                                78,669,035
REPURCHASE AGREEMENT -- 1.65%
Agreement with State Street Bank and Trust bearing
interest at 5.10% dated 12/31/96 to be repurchased
1/02/97 in the amount of $1,316,373 and collateralized
by $1,335,000 U.S. Treasury Notes, 6.25% due 6/30/98,
value $1,345,013
(cost $1,316,000)                                                       $1,316,000                 1,316,000

Liabilities in excess of other assets -- (0.03%)                                                     (20,548)
NET ASSETS -- 100.00%                                                                            $79,964,487

@ Non-income producing security.

See accompanying notes to the financial statements.

                                                    (Photo of Louis Navellier
                                                          appears here)
                                                         LOUIS NAVELLIER

    NORTHSTAR
    SPECIAL FUND
                                                 (Northstar logo appears here)

THE MARKETS
    (Bullet) During 1996 the S&P 500 rose 22.94%, Russell 2000 gained 16.54% and the Dow Industrials was up 28.89%.
    (Bullet) The small cap sector led the way in the first two quarters of the year. Wall Street responded very positively to the earnings estimates and reports posted by much of the small to mid cap stocks until the end of June. Analysts were quite pleased with the economic environment until July, when inflation fears led to a spike in interest rates. This prompted a rapid selloff in most NASDAQ stocks. Technology and healthcare sectors, normally the darlings of the small caps were punished and the more common sectors like financial and energy stocks held their own. Most of the NASDAQ Composite never recovered from this selloff. The strong returns posted by the indexes for the year were driven by a relatively small number of large cap stocks. According to a Bloomberg report, if you removed the top 100 stocks from the NASDAQ Composite (5,500 issues), it would have actually declined 2% on the year. Under these conditions, the strength of the market was seen to be very narrow. We are optimistic that the market will start to reward strong earnings and begin to rotate back into growth stocks in 1997.

THE FUND
    (Bullet) From 12/31/95 to 12/31/96, the total returns of the Fund's Class A,
             B, C and T shares were 18.16%, 17.37%, 17.37% and 17.47%,
             respectively; compared to 17.50% for the Lipper Growth Fund Index and 22.71% for the NASDAQ Composite.
    (Bullet) The Fund's performance for the year was led by stocks like Iomega, PairGain Technologies, Global Marine, Herman Miller, Inc. and Chesapeake Energy.

CURRENT STRATEGY
    (Bullet) We expect a strong "January Effect" to help boost our stocks as fourth quarter earnings are released. It is likely that many institutions will take profits and rotate out of the large cap sector and into small to mid cap stocks. We anticipate the current favorable economic environment to continue through the year. It appears that the President is quite interested in working with Congress to produce a balanced budget amendment. This would certainly add some confidence to the market and lend itself to interest rate stability. Although absolute gains for the market for 1997 may not be higher than 1996, relative gains for growth portfolios should be much better.
    (Bullet) Currently, our models are favoring the earnings surprise type screens, such as standardized unexpected earnings (SUE). We are optimistic that many of our NASDAQ stocks will release very strong earnings that will drive their prices dramatically higher. We believe that the stocks we are currently holding in our portfolio have superior fundamental characteristics relative to the overall market.

FUND INFORMATION (ALL DATA IS AS OF 12/31/96)     TOTAL NET ASSETS: $265,531,464

TOP 10 EQUITY HOLDINGS
NAME                              % FUND

    1     Tubos de Acero            2.1%

    2     PanEnergy Corp.           2.0

    3     Allstate Corp.            1.9

    4     Plum Creek Timber         1.9

    5     Atlantic Richfield
          Co.                       1.8

    6     BMC Software, Inc.        1.8

    7     Bristol-Myers Squibb      1.8

    8     Commerce Bancshares       1.7

    9     Paychex, Inc.             1.7

   10     Camco International       1.6

                                   18.3%

TOP 5 INDUSTRIES
(by percentage of net assets)

Natural Gas       14%

Banks             8%

Oil               8%

Oil & Gas         7%

Pharmaceuticals   6%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)

            Inception     5 years     1 year

Class A       15.90%         n/a      12.57 %
Class B       16.46%         n/a      12.37 %
Class C       18.76%         n/a      16.37 %
Class T       10.13%      11.36%      13.47 %

CUMULATIVE TOTAL RETURNS
(do not reflect sales charge)

            Inception     5 years     1 year

Class A       32.58%         n/a      18.16 %
Class B       31.21%         n/a      17.37 %
Class C       31.21%         n/a      17.37 %
Class T      186.56%      71.25%      17.47 %

    NORTHSTAR
    SPECIAL FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR SPECIAL FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended December 31, 1996, with all distributions reinvested in shares. The average annualized total return for Class A shares of 15.90% for the period since the classes' inception on June 5, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 16.46% and 18.76% since inception on June 5, 1995 for Class B and Class C shares, respectively, and average annualized total returns since inception on February 3, 1986 for Class T shares of 10.13%, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% and Class T shares of 4.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


       (Northstar Special Fund--Class A
    Chart appears here and reads as follows)



       (Northstar Special Fund--Class B
    Chart appears here and reads as follows)



       (Northstar Special Fund--Class C
    Chart appears here and reads as follows)



       (Northstar Sepecial Fund--Class T
    Chart appears here and reads as follows)

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                                  Shares                       Value
COMMON STOCKS -- 99.13%
ADVANCED MEDICAL DEVICES -- 1.02%
Synetic, Inc. @                                                           55,800                $  2,706,300
AEROSPACE & DEFENSE -- 1.99%
AlliedSignal, Inc.                                                        55,600                   3,725,200
Oregon Metallurgical Corp. @                                              48,100                   1,551,225
                                                                                                   5,276,425
AGRICULTURAL -- 1.44%
Grupo Industrial Maseca SA de CV **                                      200,200                   3,828,825
APPAREL/FABRIC -- 3.73%
Fruit of the Loom, Inc. @                                                103,500                   3,920,062
Jones Apparel Group, Inc. @                                              105,200                   3,931,850
St. John Knits, Inc.                                                      47,100                   2,048,850
                                                                                                   9,900,762
BANKS -- 8.06%
Cal Fed Bancorp, Inc. @                                                  158,700                   3,888,150
Commerce Bancshares, Inc.                                                 96,165                   4,447,631
Federal Home Loan Mortgage Corp.                                          35,400                   3,898,425
First of America Bank Corp.                                               67,000                   4,028,375
Northern Trust Corp.                                                      49,400                   1,790,750
Zions Bancorp.                                                            32,200                   3,348,800
                                                                                                  21,402,131
BEVERAGES -- 1.11%
Anheuser-Busch Cos., Inc.                                                 73,400                   2,936,000
CHEMICALS -- 1.32%
Cytec Industries, Inc. @                                                  86,400                   3,510,000
COMPUTER SOFTWARE -- 3.55%
BMC Software, Inc. @                                                     114,000                   4,716,750
Paychex, Inc.                                                             91,400                   4,701,387
                                                                                                   9,418,137
DATA COMMUNICATION/NETWORKING -- 0.34%
Ascend Communications, Inc. @                                             14,500                     900,813
DIVERSIFIED TECHNOLOGY -- 2.36%
Diebold, Inc.                                                             54,400                   3,420,400
Sanctuary Woods Multimedia Corp. @                                        70,000                      38,500
Zoltek Cos., Inc. @                                                       77,000                   2,800,875
                                                                                                   6,259,775
EDUCATION -- 0.82%
Apollo Group, Inc. @                                                      65,250                   2,181,797
ELECTRONICS -- 1.36%
Hubbell, Inc.                                                             83,400                   3,607,050
FINANCIAL SERVICES -- 2.45%
Alliance Capital Management L.P.                                         139,300                   3,708,863
Student Loan Marketing Association                                        30,000                   2,793,750
                                                                                                   6,502,613

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                                  Shares                       Value
FOOD -- 4.54%
Campbell Soup Co.                                                         45,600                $  3,659,400
Hershey Foods Corp.                                                       30,200                   1,321,250
Safeway, Inc. @                                                           75,400                   3,223,350
Vons Cos., Inc. @                                                         64,500                   3,861,937
                                                                                                  12,065,937
FOREST PRODUCTS -- 1.92%
Plum Creek Timber Co.                                                    196,300                   5,103,800
FUNERAL/CEMETARY SERVICES -- 0.36%
Stewart Enterprises, Inc.                                                 28,000                     952,000
HEAVY MACHINERY/CONSTRUCTION -- 1.29%
Smith International, Inc. @                                               76,100                   3,414,988
HOUSEHOLD PRODUCTS -- 1.35%
Fort Howard Corp. @                                                      130,000                   3,599,375
INDUSTRIALS AND COMMERCIAL SERVICES -- 3.78%
Southdown, Inc.                                                          139,700                   4,348,163
Tubos de Acero de Mexico SA @ **                                         357,900                   5,681,662
                                                                                                  10,029,825
INSURANCE -- 5.96%
Allstate Corp.                                                            85,600                   4,954,100
Conseco, Inc.                                                             50,400                   3,213,000
Jefferson-Pilot Corp.                                                     73,800                   4,178,925
Progressive Corp.                                                         51,600                   3,476,550
                                                                                                  15,822,575
LODGING -- 2.36%
HFS, Inc. @                                                               46,500                   2,778,375
Prime Hospitality Corp. @                                                215,700                   3,478,163
                                                                                                   6,256,538
MEDIA -- 0.94%
Infinity Broadcasting Corp. @                                             74,200                   2,494,975
NATURAL GAS -- 3.63%
Noble Affiliates, Inc.                                                    69,300                   3,317,737
PanEnergy Corp.                                                          119,700                   5,386,500
Transocean Offshore, Inc.                                                 15,000                     939,375
                                                                                                   9,643,612
OFFICE EQUIPMENT/SUPPLIES -- 2.72%
Avery Dennison Corp.                                                     107,200                   3,792,200
Herman Miller, Inc.                                                       60,800                   3,442,800
                                                                                                   7,235,000
OIL -- 8.05%
Atlantic Richfield Co.                                                    36,200                   4,796,500
British Petroleum Co. PLC **                                              27,700                   3,916,087
ENSCO International, Inc. @                                               28,100                   1,362,850
Murphy Oil Corp.                                                          71,400                   3,971,625
Santa Fe Energy Resources, Inc. @                                        247,700                   3,436,838
Snyder Oil Corp.                                                         224,700                   3,904,162
                                                                                                  21,388,062

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

Security                                                                  Shares                       Value
OIL & GAS EXPLORATION -- 6.84%
Camco International, Inc.                                                 94,700                $  4,368,037
Global Marine, Inc. @                                                     84,100                   1,734,563
Marine Drilling Cos., Inc. @                                             120,400                   2,370,375
Nabors Industries, Inc. @                                                218,700                   4,209,975
Reading & Bates Corp. @                                                   83,800                   2,220,700
Tuboscope Vetco International Corp. @                                    142,800                   2,213,400
United Meridian Corp. @                                                   20,000                   1,035,000
                                                                                                  18,152,050
PHARMACEUTICAL -- 6.38%
American Home Products Corp.                                              57,200                   3,353,350
Bristol-Myers Squibb Co.                                                  43,800                   4,763,250
Cardinal Health, Inc.                                                     61,950                   3,608,587
Jones Medical Industries, Inc.                                            80,000                   2,930,000
Rhone-Poulenc Rorer, Inc.                                                 29,400                   2,296,875
                                                                                                  16,952,062
PUBLISHING -- 1.50%
Houghton Mifflin Co.                                                      70,400                   3,986,400
RAILROADS -- 1.46%
Conrail, Inc.                                                             38,900                   3,875,413
REAL ESTATE INVESTMENT TRUST -- 1.37%
General Growth Properties                                                112,600                   3,631,350
RECREATION PRODUCTS -- 2.42%
Callaway Golf Co.                                                         82,600                   2,374,750
Nike, Inc.                                                                67,700                   4,045,075
                                                                                                   6,419,825
RETAILERS -- 1.25%
Nautica Enterprises, Inc. @                                               90,000                   2,272,500
Wet Seal, Inc. @                                                          49,100                   1,049,513
                                                                                                   3,322,013
SEMICONDUCTER & RELATED -- 1.08%
Vitesse Semiconductor Corp. @                                             63,200                   2,875,600
TELECOMMUNICATION -- 3.51%
Cascade Communications Corp. @                                            47,200                   2,601,900
Compania de Telecomunicaciones de Chile SA **                             38,400                   3,883,200
PairGain Technologies, Inc. @                                             93,600                   2,848,950
                                                                                                   9,334,050
TELEPHONE SYSTEMS -- 1.55%
Cincinnati Bell, Inc.                                                     66,800                   4,116,550
TOBACCO -- 1.56%
Universal Corp.                                                          128,000                   4,132,992
TOYS -- 0.54%
Galoob Toys, Inc. @                                                      102,200                   1,430,800
VEHICLE PARTS & EQUIPMENT -- 2.00%
Gentex Corp. @                                                            64,400                   1,296,050
Lancaster Colony Corp.                                                    87,200                   4,011,200
                                                                                                   5,307,250

    NORTHSTAR SPECIAL FUND
    PORTFOLIO OF INVESTMENTS
    DECEMBER 31, 1996

Security                                                  Shares/Principal Amount                      Value
WATER COMPANIES -- 1.22%
United Water Resources, Inc.                                              209,300               $  3,244,150
TOTAL COMMON STOCKS
(cost $240,215,479)                                                                              263,217,820
TOTAL INVESTMENT SECURITIES -- 99.13%
(cost $240,215,479)                                                                              263,217,820
REPURCHASE AGREEMENT -- 6.70%
Agreement with State Street Bank and Trust bearing
interest at 5.10% dated 12/31/96 to be repurchased
1/02/97 in the amount of $17,787,038 and
collateralized by $18,200,000 U.S. Treasury Bills,
5.25% due 12/31/97, value $18,140,286 (cost
$17,782,000)                                                          $17,782,000                 17,782,000

Liabilities in excess of other assets -- (5.83%)                                                 (15,468,356)
NET ASSETS -- 100.00%                                                                           $265,531,464

@ Non-income producing security.
** American Depositary Receipts.

See accompanying notes to financial statements.

PROXY RESULTS
    During the year ended December 31, 1996, Special Fund shareholders voted on the following proposal. The proposal was approved at a special meeting of shareholders on January 30, 1996.

                                                                               Shares     Shares
                                                                                Voted      Voted
                                                                                  For    Against    Abstentions
To approve the Sub-Advisory agreement between Northstar Investment
Management Corp., adviser to the Fund, and Navellier Fund Management,
Inc.                                                                        1,582,187    25,031        30,973

    NORTHSTAR FUNDS
    STATEMENT OF ASSETS AND LIABILITIES
    DECEMBER 31, 1996
                                                 (Northstar logo appears here)

                                          Northstar    Northstar                    Northstar
                                         Government    Strategic     Northstar  Balance Sheet    Northstar     Northstar
                                         Securities       Income    High Yield  Opportunities       Growth       Special
                                               Fund         Fund          Fund           Fund         Fund          Fund
ASSETS:
Investments in securities, at value
  (cost $136,366,579, $74,347,659,
  $189,867,426, $46,427,503,
  $61,811,638 and $240,215,479,
  respectively)                        $136,043,349  $77,136,988  $201,446,822   $48,569,539   $78,669,035  $263,217,820
Repurchase agreements                       279,000    1,362,000    25,939,000    15,802,000     1,316,000    17,782,000
Cash                                            583          358           270           560         1,576           291
Dividend and interest receivable            685,217    1,280,473     3,605,004       443,231       118,611       176,384
Receivable for shares of beneficial
  interest sold                              84,573       98,068       752,767        47,636        57,847     1,100,987
Prepaid expenses                             18,709       71,689        22,601        18,317        17,881        19,967
Other Receivables                                 0            0             0             0         9,335           815
      Total Assets                      137,111,431   79,949,576   231,766,464    64,881,283    80,190,285   282,298,264
LIABILITIES:
Payable for shares of beneficial
  interest reacquired                       335,074      181,737       372,008        34,296        63,881       760,090
Distribution fee payable                     75,326       56,656       149,601        41,857        62,133       179,590
Investment advisory fee payable              53,040       45,789        87,464        35,885        50,388       164,437
Foreign taxes payable                             0        5,369             0             0         1,479             0
Payable for investments purchased                 0            0             0             0             0    15,481,724
Accrued expenses                             55,485       61,833       105,672        42,259        47,917       180,959
      Total Liabilities                     518,925      351,384       714,745       154,297       225,798    16,766,800
NET ASSETS                             $136,592,506  $79,598,192  $231,051,719   $64,726,986   $79,964,487  $265,531,464
NET ASSETS ARE COMPOSED OF:
Capital paid in for shares of
  beneficial interest, $0.01 par value
  outstanding (unlimited shares
  authorized)                          $157,949,865  $79,630,685  $229,039,785   $61,057,069   $62,245,268  $248,471,934
Overdistributed net investment income        86,367      321,881             0         4,260             0             0
Accumulated net realized gain (loss)
  on investments, foreign currency,
  options, and futures                  (21,120,496)  (3,141,195)   (9,567,462)    1,523,621       861,822    (5,942,811)
Net unrealized appreciation
  (depreciation) of investments and
  foreign currency                         (323,230)   2,786,821    11,579,396     2,142,036    16,857,397    23,002,341
      Net Assets                       $136,592,506  $79,598,192  $231,051,719   $64,726,986   $79,964,487  $265,531,464
CLASS A:
Net Assets                             $ 14,185,356  $17,292,883  $ 13,145,578   $ 1,100,090   $ 4,750,001  $ 65,660,263
Shares outstanding                        1,497,010    1,364,833     1,470,230        93,369       265,015     2,656,605
Net asset value and redemption value
  per share (net assets/shares
  outstanding)                         $       9.48  $     12.67  $       8.94   $     11.78   $     17.92  $      24.72
Maximum offering price per share (net
  asset value plus sales charge of
  4.75% of offering price)             $       9.95  $     13.30  $       9.39   $     12.37   $     18.81  $      25.95
CLASS B:
Net Assets                             $  9,134,525  $30,733,233  $ 79,199,445   $ 3,764,917   $ 4,444,305  $126,858,662
Shares outstanding                          963,441    2,425,929     8,850,723       320,596       250,224     5,186,621
Net asset value and offering price per
  share                                $       9.48  $     12.67  $       8.95   $     11.74   $     17.76  $      24.46
CLASS C:
Net Assets                             $  1,146,708  $ 4,221,598  $ 14,275,438   $   371,532   $   364,626  $ 37,342,048
Shares outstanding                          121,075      333,654     1,595,776        31,608        20,530     1,526,794
Net asset value and offering price per
  share                                $       9.47  $     12.65  $       8.95   $     11.75   $     17.76  $      24.46
CLASS T:
Net Assets                             $112,125,917  $27,350,478  $124,431,258   $59,490,447   $70,405,555  $ 35,670,491
Shares outstanding                       11,832,201    2,159,071    13,913,455     5,044,149     3,950,769     1,456,844
Net asset value and offering price per
  share                                $       9.48  $     12.67  $       8.94   $     11.79   $     17.82  $      24.48

Redemption price per share varies with the length of time Class B, C, and T shares are held.
See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER 31, 1996

                                              Northstar                                Northstar
                                             Government    Northstar    Northstar  Balance Sheet                Northstar
                                             Securities    Strategic   High Yield  Opportunities    Northstar     Special
                                                   Fund  Income Fund         Fund           Fund  Growth Fund        Fund
INVESTMENT INCOME:
Dividends (net of withholding tax of $0,
  $0, $0, $0, $10,603, and $703,
  respectively)                            $          0  $    80,500  $   337,730   $ 1,692,082   $ 1,156,921  $1,209,103
Interest (net of withholding tax of $0,
  $12,487, $(31,838), $0, $0, and $0,
  respectively)                              10,946,366    7,256,034   19,999,495     2,363,933       140,188     578,269
Total investment income                      10,946,366    7,336,534   20,337,225     4,056,015     1,297,109   1,787,372
EXPENSES:
Investment advisory and management fees         923,929      532,941      941,594       464,088       575,383   1,146,789
Distribution fees:
Class A                                          31,014       68,706       32,630         3,058         4,665     108,927
Class B                                          59,149      273,868      575,358        30,311        33,508     630,676
Class C                                           8,032       32,011       98,509         3,219         2,365     189,225
Class T                                         813,064      270,759      851,368       502,693       679,967     328,758
Transfer agent fees and expenses:
Class A                                          18,630       39,429       23,027         2,539         3,463      77,555
Class B                                          11,341       57,589      120,326         6,721         6,993     145,570
Class C                                           1,664        7,261       21,809           845           785      48,604
Class T                                          80,274       20,817       92,159        45,264        65,478      47,495
Accounting and custodian fees                   100,410      120,076      133,700        94,277        94,013     122,443
Printing and postage expenses                    31,286       18,054       57,728        20,614        25,310      33,151
Registration fees                                27,950       47,392       51,976        28,393        27,066      96,520
Audit fees                                       17,462       34,328       20,300        28,774        28,288      30,632
Trustee expenses                                 12,834       11,440       13,864        11,860        12,183      11,507
Insurance expenses                               10,790        4,794       13,363         6,368         4,372       2,844
Legal fees                                        4,598        6,567        6,787         4,830         1,128       6,432
Organization expenses                                 0       21,960            0             0             0           0
Miscellaneous expenses                            8,100        4,897        3,909         5,513         2,728      28,036
                                              2,160,527    1,572,889    3,058,407     1,259,367     1,567,695   3,055,164
Less expenses reimbursed/waived by
  management company                            299,461       65,578            0        41,925        34,126      20,615
      Total expenses                          1,861,066    1,507,311    3,058,407     1,217,442     1,533,569   3,034,549
Net investment income (loss)                  9,085,300    5,829,223   17,278,818     2,838,573      (236,460) (1,247,177)
REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS:
Net realized gain (loss) on investments         932,343     (250,042)    (831,501)    8,721,311     4,346,067  (5,942,811)
Net realized gain (loss) on foreign
  currency                                            0      297,066       18,211             0           (52)      1,712
Net change in unrealized appreciation
  (depreciation) of investments              (9,831,154)   2,773,999   11,649,652    (4,632,099)    9,888,907  15,617,585
Net change in unrealized depreciation of
  foreign currency                                    0       (1,117)           0             0             0           0
      Net realized and unrealized gain
        (loss) on investments                (8,898,811)   2,819,906   10,836,362     4,089,212    14,234,922   9,676,486
INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS                               $    186,489  $ 8,649,129  $28,115,180   $ 6,927,785   $13,998,462  $8,429,309

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF CHANGES IN NET ASSETS
                                                 (Northstar logo appears here)

                                               Northstar                   Northstar
                                               Government                  Strategic                  Northstar
                                            Securities Fund               Income Fund              High Yield Fund
                                               1996          1995         1996          1995          1996          1995
FROM OPERATIONS:
Net investment income                  $  9,085,300  $  9,388,002  $ 5,829,223  $  3,118,984  $ 17,278,818  $ 14,681,196
Net realized gain (loss) on
  investments                               932,343    10,033,763     (250,042)      657,579      (831,501)   (5,577,338)
Net realized gain (loss) on foreign
  currency                                        0             0      297,066       (15,982)       18,211       (61,890)
Net realized loss on options and
  futures                                         0             0            0       (84,957)            0             0
Net change in unrealized appreciation
  (depreciation) of investments          (9,831,154)   11,830,566    2,773,999     1,109,531    11,649,652     9,968,024
Net change in unrealized appreciation
  (depreciation) of foreign currency              0             0       (1,117)       13,355             0             0
      Increase in net assets resulting
        from operations                     186,489    31,252,331    8,649,129     4,798,510    28,115,180    19,009,992
FROM DISTRIBUTIONS TO SHAREHOLDERS:
  Net investment income
    Class A                                (727,805)      (31,103)  (1,854,931)     (382,101)     (941,693)     (238,931)
    Class B                                (357,791)      (34,991)  (2,062,659)     (315,465)   (4,644,718)     (537,227)
    Class C                                 (50,912)         (156)    (242,856)      (29,224)     (796,850)      (76,102)
    Class T                              (7,862,425)   (9,374,624)  (2,172,688)   (2,318,425)  (10,913,768)  (13,814,466)
  In excess of net investment income              0      (328,169)           0             0             0       (37,974)
  Tax return of capital                           0             0            0             0    (1,706,413)            0
Total distributions                      (8,998,933)   (9,769,043)  (6,333,134)   (3,045,215)  (19,003,442)  (14,704,700)
FROM CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sale of shares       19,576,499     9,486,902   21,030,229    15,818,725    73,147,596    54,017,286
  Net proceeds from merger                        0             0            0    45,577,269             0             0
  Net asset value of shares issued to
    shareholders in reinvestment of
    dividends                             6,013,372     6,083,503    2,480,616     1,467,264     8,526,557     7,796,432
                                         25,589,871    15,570,405   23,510,845    62,863,258    81,674,153    61,813,718
  Cost of shares redeemed               (37,168,170)  (32,678,732) (22,562,072)  (13,535,436)  (39,383,908)  (22,895,030)
Net increase (decrease) in net assets
  derived from capital share
  transactions                          (11,578,299)  (17,108,327)     948,773    49,327,822    42,290,245    38,918,688
Net increase (decrease) in net assets   (20,390,743)    4,374,961    3,264,768    51,081,117    51,401,983    43,223,980
NET ASSETS:
Beginning of period                     156,983,249   152,608,288   76,333,424    25,252,307   179,649,736   136,425,756
End of period                          $136,592,506  $156,983,249  $79,598,192  $ 76,333,424  $231,051,719  $179,649,736
Undistributed (overdistributed) net
  investment income:                        $86,367     $(328,169)    $321,881      $104,844            $0      $(37,974)

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    STATEMENT OF CHANGES IN NET ASSETS

                                               Northstar
                                             Balance Sheet
                                             Opportunities                 Northstar                  Northstar
                                              Income Fund                 Growth Fund                Special Fund
                                               1996          1995         1996          1995          1996          1995
FROM OPERATIONS:
Net investment income (loss)           $  2,838,573  $  3,259,693  $  (236,460) $    298,464  $ (1,247,177) $   (566,187)
Net realized gain (loss) on
  investments                             8,721,311     6,842,914    4,346,067    16,582,023    (5,942,811)    1,862,208
Net realized gain (loss) on foreign
  currency                                        0             0          (52)      (27,666)        1,712            21
Net change in unrealized appreciation
  (depreciation) of investments          (4,632,099)    6,328,209    9,888,907       160,556    15,617,585     2,669,199
Increase in net assets resulting from
  operations                              6,927,785    16,430,816   13,998,462    17,013,377     8,429,309     3,965,241
FROM DISTRIBUTIONS TO SHAREHOLDERS:
  Net investment income
    Class A                                 (46,606)      (16,747)           0        (5,272)            0             0
    Class B                                (125,106)      (35,496)           0          (330)            0             0
    Class C                                 (12,103)       (3,103)           0            (5)            0             0
    Class T                              (2,650,498)   (3,228,817)           0      (265,197)            0             0
  Distributions in excess of net
    investment income                             0       (50,342)           0       (27,660)            0             0
  Net realized gain from investments     (7,268,332)   (6,865,265)  (3,484,245)  (16,582,008)            0    (1,761,465)
Total distributions                     (10,102,645)  (10,199,770)  (3,484,245)  (16,880,472)            0    (1,761,465)
FROM CAPITAL SHARE TRANSACTIONS:
  Net proceeds from sale of shares        3,914,850     4,370,028    8,022,620    10,998,087   263,413,495     8,290,445
  Net asset value of shares issued to
    shareholders in reinvestment of
    dividends                             8,513,000     8,536,854    3,217,412    15,393,542             0     1,662,683
                                         12,427,850    12,906,882   11,240,032    26,391,629   263,413,495     9,953,128
  Cost of shares redeemed               (19,784,271)  (17,643,533) (21,542,815)  (23,161,995)  (43,756,330)  (13,560,271)
Net increase (decrease) in net assets
  derived from capital share
  transactions                           (7,356,421)   (4,736,651) (10,302,783)    3,229,634   219,657,165    (3,607,143)
Net increase (decrease) in net assets   (10,531,281)    1,494,395      211,434     3,362,539   228,086,474    (1,403,367)
NET ASSETS:
Beginning of period                      75,258,267    73,763,872   79,753,053    76,390,514    37,444,990    38,848,357
End of period                          $ 64,726,986  $ 75,258,267  $79,964,487  $ 79,753,053  $265,531,464  $ 37,444,990
Undistributed (overdistributed) net
  investment income:                         $4,260      $(50,342)          $0      $(27,666)           $0            $0

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    FINANCIAL HIGHLIGHTS
    SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST
    OUTSTANDING THROUGHOUT EACH PERIOD
                                                 (Northstar logo appears here)

                                               Net realized                    Dividends
                  Net Asset                    & unrealized                     declared      Distributions
                   Value,          Net         gain (loss)      Total from      from net      declared from
                  beginning     investment          on          investment     investment     net realized      Distributions
Period ended      of period       income       investments      operations       income           gain          from Capital


                                             Government Securities Fund, Class A
     12/31/96      $ 10.07        $ 0.63          $(0.60)         $ 0.03         $(0.62)              --                --
      6/05/95-
     12/31/95         9.51          0.34            0.59            0.93          (0.37)              --                --

                                             Government Securities Fund, Class B
     12/31/96        10.07          0.57           (0.60)          (0.03)         (0.56)              --                --
      6/05/95-
     12/31/95         9.51          0.30            0.59            0.89          (0.33)              --                --

                                             Government Securities Fund, Class C
     12/31/96        10.07          0.58           (0.62)          (0.04)         (0.56)              --                --
      6/05/95-
     12/31/95         9.51          0.30            0.59            0.89          (0.33)              --                --

                                             Government Securities Fund, Class T
     12/31/96        10.07          0.60           (0.59)           0.01          (0.60)              --                --
     12/31/95         8.74          0.58            1.35            1.93          (0.60)              --                --
     12/31/94        10.32          0.56           (1.56)          (1.00)         (0.57)              --             (0.01)
     12/31/93         9.22          0.59            1.09            1.68          (0.58)              --                --
     12/31/92         8.99          0.61            0.23            0.84          (0.61)              --                --
     12/31/91         8.47          0.67            0.52            1.19          (0.67)              --                --
     12/31/90         8.47          0.68              --            0.68          (0.68)              --                --

                                               Strategic Income Fund, Class A
     12/31/96        12.40          0.93            0.35            1.28          (1.01)              --                --
      6/05/95-
     12/31/95        12.24          0.63            0.13            0.76          (0.60)              --                --

                                               Strategic Income Fund, Class B
     12/31/96        12.39          0.85            0.36            1.21          (0.93)              --                --
      6/05/95-
     12/31/95        12.24          0.55            0.15            0.70          (0.55)              --                --

                                               Strategic Income Fund, Class C
     12/31/96        12.38          0.85            0.35            1.20          (0.93)              --                --
      6/05/95-
     12/31/95        12.24          0.55            0.14            0.69          (0.55)              --                --

                                               Strategic Income Fund, Class T
     12/31/96        12.39          0.88            0.35            1.23          (0.95)              --                --
     12/31/95        11.71          0.98            0.66            1.64          (0.96)              --                --
      7/01/94-
     12/31/94        12.00          0.51           (0.25)           0.26          (0.49)           (0.05)            (0.01)

                                                  High Yield Fund, Class A
     12/31/96         8.56          0.76            0.44            1.20          (0.75)              --             (0.07)
     12/31/95         8.68          0.48           (0.10)           0.38          (0.50)              --                --

                                                  High Yield Fund, Class B
     12/31/96         8.57          0.71            0.43            1.14          (0.69)              --             (0.07)
     12/31/95         8.68          0.44           (0.09)           0.35          (0.46)              --                --

                                                  High Yield Fund, Class C
     12/31/96         8.57          0.72            0.42            1.14          (0.69)              --             (0.07)
     12/31/95         8.68          0.44           (0.09)           0.35          (0.46)              --                --

                                                  High Yield Fund, Class T
     12/31/96         8.56          0.73            0.45            1.18          (0.73)              --             (0.07)
     12/31/95         8.29          0.84            0.26            1.10          (0.83)              --                --
     12/31/94         9.31          0.81           (0.99)          (0.18)         (0.83)           (0.01)               --
     12/31/93         9.09          0.85            0.80            1.65          (0.83)           (0.60)               --
     12/31/92         7.94          0.92            1.19            2.11          (0.94)           (0.02)               --
     12/31/91         6.27          1.08            1.67            2.75          (1.08)              --                --
     12/31/90         8.55          1.12           (2.30)          (1.18)         (1.10)              --                --

                                                                                                   Ratio of
                                                                   Ratio of                           net
                                  Net                   Net        expenses       Ratio of         investment
                                 Asset                 Assets,         to           expense        income to
                                 Value,                 end of      average      reimbursement      average
                   Total         end of     Total       period        net         to average          net         Portfolio
Period ended   Distributions     period     Return     (000's)      assets(1)    net assets(1)     assets(1)      turnover

     12/31/96     $ (0.62)       $ 9.48      0.57%      $14,185       1.09%           0.20%            6.85%         101%
      6/05/95
     12/31/95       (0.37)        10.07      10.04        3,235       1.02            0.20             6.01          295

     12/31/96       (0.56)         9.48      (0.15)       9,135       1.80            0.20             6.05          101
      6/05/95
     12/31/95       (0.33)        10.07       9.61        2,790       1.70            0.20             5.20          295

     12/31/96       (0.56)         9.47      (0.21)       1,147       1.80            0.21             6.22          101
      6/05/95
     12/31/95       (0.33)        10.07       9.61            8       1.68            0.20             5.28          295

     12/31/96       (0.60)         9.48       0.32      112,126       1.30            0.21             6.37          101
     12/31/95       (0.60)        10.07      22.90      150,951       1.30            0.20             6.23          295
     12/31/94       (0.58)         8.74      (9.82)     152,608       1.29            0.20             6.00          315
     12/31/93       (0.58)        10.32      18.48      184,156       1.31            0.20             5.83           81
     12/31/92       (0.61)         9.22       9.77      144,144       1.39            0.20             6.81          120
     12/31/91       (0.67)         8.99      14.73      121,389       1.44            0.20             7.68           87
     12/31/90       (0.68)         8.47       8.57      108,420       1.43            0.20             8.23           17

     12/31/96       (1.01)        12.67      10.88       17,293       1.40            0.05             7.55          130
      6/05/95
     12/31/95       (0.60)        12.40       6.40       21,790       1.36            0.07             7.03          153

     12/31/96       (0.93)        12.67      10.18       30,733       2.10            0.09             6.82          130
      6/05/95
     12/31/95       (0.55)        12.39       5.89       22,143       2.06            0.06             6.47          153

     12/31/96       (0.93)        12.65      10.11        4,222       2.10            0.11             6.79          130
      6/05/95
     12/31/95       (0.55)        12.38       5.81        2,172       2.02            0.06             6.48          153

     12/31/96       (0.95)        12.67      10.39       27,350       1.90            0.09             7.07          130
     12/31/95       (0.96)        12.39      14.54       30,228       1.90            0.28             6.86          153
      7/01/94
     12/31/94       (0.55)        11.71       2.14       25,252       1.90            0.63             7.92          156

     12/31/96       (0.82)         8.94      14.74       13,146       1.11              --             8.60          128
     12/31/95       (0.50)         8.56       4.48        7,466       1.02              --             9.83          103

     12/31/96       (0.76)         8.95      13.94       79,199       1.81              --             7.88          128
     12/31/95       (0.46)         8.57       4.17       29,063       1.71              --             9.18          103

     12/31/96       (0.76)         8.95      13.93       14,275       1.82              --             7.85          128
     12/31/95       (0.46)         8.57       4.17        3,410       1.72              --             9.29          103

     12/31/96       (0.80)         8.94      14.49      124,431       1.31              --             8.43          128
     12/31/95       (0.83)         8.56      13.71      139,711       1.33              --             9.69          103
     12/31/94       (0.84)         8.29      (2.18)     136,426       1.34              --             9.08           86
     12/31/93       (1.43)         9.31      18.89      125,095       1.40              --             8.84          176
     12/31/92       (0.96)         9.09      27.57       64,063       1.50            0.05            10.30          122
     12/31/91       (1.08)         7.94      46.49       25,651       1.50            0.46            14.84           57
     12/31/90       (1.10)         6.27     (14.59)      11,342       1.44            0.81            15.15          156


                 Average
                commission
Period ended   Per Share(2)

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
     12/31/95         --
     12/31/94         --
     12/31/93         --
     12/31/92         --
     12/31/91         --
     12/31/90         --

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
      6/05/95
     12/31/95         --

     12/31/96         --
     12/31/95         --
      7/01/94
     12/31/94         --

     12/31/96     0.0777
     12/31/95         --

     12/31/96     0.0777
     12/31/95         --

     12/31/96     0.0777
     12/31/95         --

     12/31/96     0.0777
     12/31/95         --
     12/31/94         --
     12/31/93         --
     12/31/92         --
     12/31/91         --
     12/31/90         --

(1) Annualized

(2) For fiscal years beginning on or after September 1, 1995, a portfolio is required to disclose the average commission rate per share it paid for trades on which commissions were charged.

See accompanying notes to financial statements.

    NORTHSTAR FUNDS
    FINANCIAL HIGHLIGHTS
    SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST
    OUTSTANDING THROUGHOUT EACH PERIOD

                                            Net realized                    Dividends
               Net Asset                    & unrealized                     declared      Distributions
                Value,          Net         gain (loss)      Total from      from net      declared from
  Period       beginning     investment          on          investment     investment     net realized      Distributions
  ended        of period       income       investments      operations       income           gain          from Capital

                                           Balance Sheet Opportunities, Class A
  12/31/96      $ 12.53        $ 0.56          $ 0.74          $ 1.30         $(0.57)         $ (1.48)               --
   6/05/95-
  12/31/95        12.77          0.43            1.06            1.49          (0.48)           (1.25)               --
                                           Balance Sheet Opportunities, Class B
  12/31/96        12.51          0.50            0.71            1.21          (0.50)           (1.48)               --
   6/05/95-
  12/31/95        12.77          0.35            1.09            1.44          (0.45)           (1.25)               --
                                           Balance Sheet Opportunities, Class C
  12/31/96        12.52          0.49            0.70            1.19          (0.48)           (1.48)               --
   6/05/95-
  12/31/95        12.77          0.38            1.07            1.45          (0.45)           (1.25)               --
                                           Balance Sheet Opportunities, Class T
  12/31/96        12.54          0.53            0.73            1.26          (0.53)           (1.48)               --
  12/31/95        11.54          0.57            2.27            2.84          (0.59)           (1.25)               --
  12/31/94        12.94          0.57           (1.25)          (0.68)         (0.54)           (0.16)            (0.02)
  12/31/93        12.05          0.49            1.20            1.69          (0.49)           (0.31)               --
  12/31/92        11.66          0.55            0.36            0.91          (0.52)              --                --
  12/31/91        10.13          0.57            1.53            2.10          (0.57)              --                --
  12/31/90        10.71          0.61           (0.54)           0.07          (0.63)              --             (0.02)
                                                   Growth Fund, Class A
  12/31/96        15.53          0.02            3.18            3.20             --            (0.81)               --
   6/05/95-
  12/31/95        17.59          0.08            1.95            2.03          (0.10)           (3.99)               --
                                                   Growth Fund, Class B
  12/31/96        15.50         (0.06)           3.13            3.07             --            (0.81)               --
   6/05/95-
  12/31/95        17.59          0.06            1.92            1.98          (0.08)           (3.99)               --
                                                   Growth Fund, Class C
  12/31/96        15.50         (0.05)           3.12            3.07             --            (0.81)               --
   6/05/95-
  12/31/95        17.59          0.04            1.92            1.96          (0.06)           (3.99)               --
                                                   Growth Fund, Class T
  12/31/96        15.53         (0.06)           3.16            3.10             --            (0.81)               --
  12/31/95        15.75          0.07            3.77            3.84          (0.07)           (3.99)               --
  12/31/94        17.33          0.08           (1.41)          (1.33)         (0.08)           (0.15)            (0.02)
  12/31/93        16.36          0.02            1.67            1.69          (0.04)           (0.67)            (0.01)
  12/31/92        16.37          0.02            1.30            1.32          (0.02)           (1.31)               --
  12/31/91        12.49          0.09            4.62            4.71          (0.08)           (0.75)               --
  12/31/90        13.85          0.10           (0.83)          (0.73)         (0.10)           (0.51)            (0.02)
                                                  Special Fund, Class A
  12/31/96        20.92         (0.04)           3.84            3.80             --               --                --
   6/05/95-
  12/31/95        19.56         (0.09)           2.48            2.39             --            (1.03)               --
                                                  Special Fund, Class B
  12/31/96        20.84         (0.12)           3.74            3.62             --               --                --
   6/05/95-
  12/31/95        19.56         (0.12)           2.43            2.31             --            (1.03)               --
                                                  Special Fund, Class C
  12/31/96        20.84         (0.13)           3.75            3.62             --               --                --
   6/05/95-
  12/31/95        19.56         (0.15)           2.46            2.31             --            (1.03)               --
                                                  Special Fund, Class T
  12/31/96        20.84         (0.21)           3.85            3.64             --               --                --
  12/31/95        19.64         (0.34)           2.57            2.23             --            (1.03)               --
  12/31/94        20.79         (0.25)          (0.76)          (1.01)            --            (0.14)               --
  12/31/93        17.40         (0.32)           3.83            3.51             --            (0.12)               --
  12/31/92        15.74         (0.33)           2.61            2.28             --            (0.62)               --
  12/31/91        10.64         (0.21)           6.24            6.03             --            (0.93)               --
  12/31/90        11.67         (0.20)          (0.83)          (1.03)            --               --                --

                               Net                   Net         Ratio of      Ratio of         Ratio of net
                              Asset                 Assets,         to           expense           income
                              Value,                 end of      average      reimbursement       (loss) to
  Period        Total         end of     Total       period        net         to average        average net      Portfolio
  ended     Distributions     period     Return     (000's)      assets(1)    net assets(1)       assets(1)       turnover

  12/31/96     $ (2.05)       $11.78     10.54%       $1,100       1.40%           0.09%              4.30%          107%
   6/05/95
  12/31/95       (1.73)        12.53     11.95           797       1.27              --               4.99           131

  12/31/96       (1.98)        11.74      9.76         3,765       2.10            0.07               3.64           107
   6/05/95
  12/31/95       (1.70)        12.51     11.56         1,759       1.95              --               4.38           131

  12/31/96       (1.96)        11.75      9.72           372       2.10            0.10               3.61           107
   6/05/95
  12/31/95       (1.70)        12.52     11.49           231       1.91              --               4.49           131

  12/31/96       (2.01)        11.79     10.18        59,490       1.69            0.06               3.99           107
  12/31/95       (1.84)        12.54     25.11        72,472       1.68              --               4.44           131
  12/31/94       (0.72)        11.54     (5.33 )      73,764       1.69              --               4.36            59
  12/31/93       (0.80)        12.94     14.08        80,841       1.77              --               3.99            38
  12/31/92       (0.52)        12.05      8.06        56,823       2.02              --               4.73            59
  12/31/91       (0.57)        11.66     21.17        49,367       2.06              --               5.21            77
  12/31/90       (0.65)        10.13      0.78        44,750       2.10              --               5.73            57

  12/31/96       (0.81)        17.92     20.54         4,750       1.50            0.06               0.11            62
   6/05/95
  12/31/95       (4.09)        15.53     11.55         1,355       1.42              --               0.63           134

  12/31/96       (0.81)        17.76     19.74         4,444       2.20            0.04              (0.55)           62
   6/05/95
  12/31/95       (4.07)        15.50     11.27         1,987       2.07              --               0.06           134

  12/31/96       (0.81)        17.76     19.74           365       2.20            0.15              (0.57)           62
   6/05/95
  12/31/95       (4.05)        15.50     11.17            69       2.11              --               0.02           134

  12/31/96       (0.81)        17.82     19.90        70,406       2.00            0.04              (3.05)           62
  12/31/95       (4.06)        15.53     24.40        76,343       2.00              --               0.37           134
  12/31/94       (0.25)        15.75     (7.66 )      76,391       2.00              --               0.49            54
  12/31/93       (0.72)        17.33     10.36        80,759       2.04              --               0.13            42
  12/31/92       (1.33)        16.36      8.05        56,759       2.15              --               0.09            47
  12/31/91       (0.83)        16.37     38.10        40,884       2.25              --               0.66            64
  12/31/90       (0.63)        12.49     (5.24 )      24,927       2.33              --               0.80            54

  12/31/96          --         24.72     18.16        65,660       1.46            0.01              (0.30)          140
   6/05/95
  12/31/95       (1.03)        20.92     12.20         2,335       1.50              --              (0.91)           71

  12/31/96          --         24.46     17.37       126,859       2.17            0.01              (1.01)          140
   6/05/95
  12/31/95       (1.03)        20.84     11.79         1,491       2.20            0.01              (1.64)           71

  12/31/96          --         24.46     17.37        37,342       2.20            0.01              (1.03)          140
   6/05/95
  12/31/95       (1.03)        20.84     11.79            62       2.20            0.03              (1.60)           71

  12/31/96          --         24.48     17.47        35,670       2.07            0.04              (0.89)          140
  12/31/95       (1.03)        20.84     11.34        33,557       2.16              --              (1.50)           71
  12/31/94       (0.14)        19.64     (4.86 )      38,848       2.16              --              (1.25)           39
  12/31/93       (0.12)        20.79     20.16        28,838       2.34              --              (1.66)           35
  12/31/92       (0.62)        17.40     14.54        11,336       2.84              --              (2.12)           40
  12/31/91       (0.93)        15.74     57.27         5,480       2.95            0.74              (1.57)           85
  12/31/90          --         10.64     (8.83 )       3,024       2.95            2.03              (0.97)           72


              Average
  Period     commission
  ended     Per share(2)

  12/31/96    $ 0.0690
   6/05/95
  12/31/95          --

  12/31/96      0.0690
   6/05/95
  12/31/95          --

  12/31/96      0.0690
   6/05/95
  12/31/95          --

  12/31/96      0.0690
  12/31/95          --
  12/31/94          --
  12/31/93          --
  12/31/92          --
  12/31/91          --
  12/31/90          --

  12/31/96      0.0593
   6/05/95
  12/31/95          --

  12/31/96      0.0593
   6/05/95
  12/31/95          --

  12/31/96      0.0593
   6/05/95
  12/31/95          --

  12/31/96      0.0593
  12/31/95          --
  12/31/94          --
  12/31/93          --
  12/31/92          --
  12/31/91          --
  12/31/90          --

  12/31/96      0.0392
   6/05/95
  12/31/95          --

  12/31/96      0.0392
   6/05/95
  12/31/95          --

  12/31/96      0.0392
   6/05/95
  12/31/95          --

  12/31/96      0.0392
  12/31/95          --
  12/31/94          --
  12/31/93          --
  12/31/92          --
  12/31/91          --
  12/31/90          --

(1) Annualized

(2) For fiscal years beginning on or after September 1, 1995, a portfolio is required to disclose the average commission rate per share it paid for trades on which commissions were charged.

See accompanying notes to financial statements.

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                 (Northstar logo appears here)

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization -- Northstar Government Securities Fund (formerly Northstar Advantage Government Securities Fund), Northstar Strategic Income Fund (formerly Northstar Advantage Strategic Income Fund), Northstar High Yield Fund (formerly Northstar Advantage High Yield Fund), Northstar Balance Sheet Opportuities Fund (formerly Northstar Advantage Income Fund), Northstar Growth Fund (formerly Northstar Advantage Growth Fund) and Northstar Special Fund (formerly Northstar Advantage Special Fund) (collectively the "Funds") are organized under the laws of the Commonwealth of Massachusetts and registered under the Investment Company Act of 1940 as diversified open-end management investment companies. Each is a separate investment company with its own investment objective and specific investment goals set forth below:

    NORTHSTAR GOVERNMENT SECURITIES FUND ("Government Securities Fund") seeks to achieve a high level of current income and to conserve principal by investing in debt obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities.

    NORTHSTAR STRATEGIC INCOME FUND ("Strategic Income Fund") seeks to achieve high current income by allocating its investments among the following three sectors of the fixed income securities markets: debt obligations of the U.S. Government, its agencies and instrumentalities; high yield-high risk, lower-rated and nonrated U.S. and foreign fixed income securities, and investment grade debt obligations of foreign governments, their agencies and instrumentalities and obligations of supranational entities.

    NORTHSTAR HIGH YIELD FUND ("High Yield Fund") seeks to achieve high current income primarily through investments in long and intermediate-term high yield-high risk, lower-rated and nonrated corporate debt instruments.

    NORTHSTAR BALANCE SHEET OPPORTUNITIES FUND ("Balance Sheet Opportunities Fund") seeks to realize income and secondarily, capital appreciation through investments in a balance of debt securities, common and preferred stocks, and securities convertible into common stock.

    NORTHSTAR GROWTH FUND ("Growth Fund") seeks to achieve long-term growth of capital by investing principally in common stocks selected for their prospects for capital appreciation.

    NORTHSTAR SPECIAL FUND ("Special Fund") seeks to achieve capital appreciation through investment in a diversified portfolio of equity securities selected for their potential for growth, primarily in small and mid-capitalization companies.

    Security Valuation -- Equity securities are valued at the closing sale prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or, if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under direction of the Trustees of the Trust. The books and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses independent pricing services to price the Funds' securities.

    Security Transactions, Investment Income and Expenses -- Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Income, expenses (except class specific expenses), and realized/unrealized gains/losses, are allocated proportionately to each Fund or class of shares based upon the relative net asset value.

    Distributions to Shareholders -- Dividends from net investment income are declared and paid monthly by the Government Securities, Strategic Income and High Yield Funds, declared and paid quarterly by the Balance Sheet Opportunities Fund and declared and paid annually

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

by the Growth and Special Funds. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed.

    The Funds may periodically make reclassifications among certain of their capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. As of December 31, 1996, the following amounts have been reclassified from undistributed net investment income to accumulated net realized gain(loss) on investments and paid-in-capital.

                               ACCUMULATED
                UNDISTRIBUTED      NET
                     NET        REALIZED
                 INVESTMENT      GAIN ON     PAID-IN-
                   INCOME      INVESTMENTS    CAPITAL
Government
  Securities
  Fund               328,169    3,210,033    (3,538,202)
Strategic
  Income Fund        720,948     (774,790 )      53,842
High Yield Fund    1,762,598      (18,211 )  (1,744,387)
Balance Sheet
  Opportunities
  Fund                50,342      (69,694 )      19,352
Growth Fund          264,126      (49,402 )    (214,724)
Special Fund       1,247,177       (1,712 )  (1,245,465)

    These restatements did not affect net investment income (loss), net realized gain (loss) on investments, or net assets for the year ended December 31, 1996.

    Foreign Currency -- The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held.

    Net realized gain(loss) on foreign currency transactions represent the foreign exchange:

    (1) gains and losses from the sale of holdings of foreign currencies, (2) gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts, and (3) gains and losses from the difference between amounts of interest and dividends recorded and the amounts actually received.

    Forward Foreign Currency Contracts, Options and Futures -- The Funds may enter into forward foreign currency contracts ("contracts") to purchase or sell currencies at a specified rate at a future date. The Funds may enter into these contracts solely for hedging purposes.
    The Funds write and purchase put and call options on foreign currencies. The premium paid by the Funds for the purchase of a call or put option is recorded as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Funds have purchased expires on the stipulated expiration date, the Funds realize a loss in the amount of the cost of the option.

    The amount of potential gain or loss to the Funds upon exercise of a written call option is the value (in U.S. dollars) of the currency sold, less the value of the U.S. dollars received in exchange. The amount of potential gain or loss to the Funds upon exercise of a written put option is the value (in U.S. dollars) of the currency received, less the value of the U.S. dollars paid in exchange.

    Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contract and from unanticipated movement in the value of a foreign currency relative to the U.S. dollar.

    Initial margin deposits made upon entering into futures contracts are recognized as assets due from the broker (the Fund's agent in acquiring the futures position). During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking to market" on a daily basis to reflect the market value of the contract at the end of each day's trading.

    Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Fund's basis in the contract.

    Repurchase Agreements -- The Funds' Custodian takes possession of collateral pledged for investments in

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                 (Northstar logo appears here)

repurchase agreements. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

    Federal Income Taxes -- The Funds intend to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to their respective shareholders. Therefore, no Federal income tax provision or excise tax provision is required.

    Organization Expenses -- Organization expenses have been capitalized by the Funds and amortized on a straight-line basis over a 60 month period from the commencement of operations of each Fund. Costs incurred by the Strategic Income Fund in connection with its organization and its original registration amounted to $105,074.

NOTE 2. INVESTMENT ADVISER, ADMINISTRATOR AND DISTRIBUTOR

    Northstar, Inc. (formerly NWNL Northstar, Inc.) (and its wholly owned operating subsidiaries, Northstar Investment Management Corp., Northstar Distributors, Inc. and Northstar Administrator Corp.) is an 80% owned subsidiary of ReliaStar Financial Corp.

    Northstar Investment Management Corp. (the "Adviser") serves as each Fund's investment adviser. Each Fund pays the Adviser an investment advisory fee calculated at an annual rate of 0.45% of average daily net assets for High Yield Fund, 0.65% of average daily net assets for the Government Securities, Strategic Income and Balance Sheet Opportunities Funds, and 0.75% of average daily net assets for the Growth and Special Funds. The Adviser has agreed to waive 0.20% of its advisory fee for the Government Securities Fund, therefore the rate paid equals 0.45% of average daily net assets. For the year ended December 31, 1996, the Adviser waived $284,286 of advisory fees for the Government Securities Fund. For the year ended December 31, 1996, the Funds paid advisory fees to Northstar Investment Management Corp. of $4,584,724. Navellier Fund Management, Inc.("Navellier"), a registered investment adviser, serves as subadviser to the Special Fund pursuant to a Subadvisory Agreement dated February 1, 1996, between the Adviser and Navellier. For its services, Navellier receives an annual fee equal to 0.48% of the average daily net assets of the Fund. For the period February 1, 1996 through December 31, 1996, Navellier received $723,585 in subadvisory fees from the Adviser.

    The Adviser has voluntarily undertaken to limit the expenses through June, 1997 of the Government Securities Fund 1.20% (Class A), 1.90% (Class B & C), and 1.30% (Class T); Strategic Income Fund 1.40% (Class A), 2.10% (Class B & C), and 1.90% (Class T); Balance Sheet Opportunities Fund 1.40% (Class A), 2.10% (Class B & C), and 1.69% (Class T); Growth Fund 1.50% (Class A), 2.20% (Class B & C), and 2.00% (Class T), and Special Fund 1.50% (Class A), 2.20% (Class B & C), and 2.16% (Class T) of each respective class's average net assets. The Adviser will reimburse the Funds for amounts in excess of such limits, up to the total amount of fees received during the period. At December 31, 1996, the Advisor's reimbursements aggregated $15,175, $65,578, $41,925, $34,126, and $20,615 for
the Government Securities, Strategic Income, Balance Sheet Opportunities, Growth, and Special Funds, respectively.

    The Adviser has agreed that the fee of a Fund will be reduced, or the Adviser will reimburse the Fund (up to the amount of its fee) by an amount necessary to prevent the total expenses of the Fund (excluding taxes, interest, brokerage commissions or transaction costs, certain distribution fees and extraordinary expenses) from exceeding limits applicable to the Fund in any state in which its shares then are qualified for sale. Currently, the most restrictive annual expense limitation is 2.50% of the first $30,000,000 of average net assets, 2.00% of the next $70,000,000 and 1.50% of the excess.

    Northstar Administrators Corp.(the "Administrator") serves as administrator to the Funds pursuant to an Administrative Services Agreement.

    Northstar Distributors, Inc. (the "Distributor") an affiliate of the Adviser and the Administrator, is the distributor of each Fund's shares. Under separate Plans of Distribution pertaining to Class A, Class B, Class C and Class T shares, the Funds pay the Distributor monthly service fees at an annual rate of 0.25% of the average

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                 (Northstar logo appears here)

daily net assets in the case of Class A, Class B, Class C and Class T shares, and monthly distribution fees at the annual rate of 0.05% of the average daily net assets of Class A shares and 0.75% of the average daily net assets of Class B and Class C shares for all Funds. Class T shares pay monthly distribution fees at an annual rate of 0.40% of average daily net assets for the Government Securities and High Yield Funds, 0.50% of average daily net assets for the Balance Sheet Opportunities Fund and 0.70% of average daily net assets for the Strategic Income, Growth and Special Funds. At December 31, 1996, the Funds owed the Distributor $565,163 in service and distribution fees.

    The Distributor also receives the proceeds of the initial sales charges paid by shareholders upon the purchase of Class A shares, and the contingent deferred sales charge paid by shareholders upon certain redemptions of Class A, Class B, Class C and Class T shares. For the year ended December 31, 1996, the Distributor earned the following amounts in sales charges:

                   CLASS A    CLASS B    CLASS C   CLASS T
                    SHARES     SHARES    SHARES     SHARES
Initial Sales
  Charges          $435,061   $      0   $    0    $      0
Contingent
  Deferred Sales
  Charges          $ 28,262   $432,846   $53,537   $906,775

NOTE 3. ACQUISITION

    On the close of business June 2, 1995, the Adviser completed the acquisition of certain assets related to the mutual fund business of The Advest Group, Inc. At the time of the transaction, the Funds entered into new Investment Advisory Agreements, Distribution Agreements and Transfer Agency and Service Agreements with new service providers, the terms and provisions of which are substantially identical to the agreements with the former service providers.

NOTE 4. PURCHASES AND SALES OF INVESTMENT SECURITIES
    The aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) for the year ended December 31, 1996, were as follows:

                 GOVERNMENT     STRATEGIC
                 SECURITIES       INCOME       HIGH YIELD
                    FUND           FUND           FUND
Aggregate
  Purchases     $142,491,104   $104,473,610   $259,925,744
Aggregate
  Sales         $149,267,688   $101,434,264   $241,070,373

    U.S. Government Securities included above were as follows:

Aggregate
  Purchases     $142,491,104    $26,747,714             $0
Aggregate
  Sales         $149,139,837    $21,730,678             $0

               BALANCE SHEET
               OPPORTUNITIES     GROWTH        SPECIAL
                   FUND           FUND           FUND
Aggregate
  Purchases    $ 71,650,363    $46,132,867   $417,198,900
Aggregate
  Sales        $102,597,115    $61,318,280   $198,773,469

    U.S. Government Securities included above were as follows:

Aggregate
  Purchases              $0    $         0             $0
Aggregate
  Sales                  $0     $1,104,130             $0

NOTE 5. PORTFOLIO SECURITIES (TAX BASIS)

    The cost of securities for federal income tax purposes and the aggregate appreciation and depreciation of securities at December 31, 1996 were as follows:

                  GOVERNMENT     STRATEGIC
                  SECURITIES      INCOME       HIGH YIELD
                     FUND          FUND           FUND
Cost (tax
  basis)         $136,366,579   $74,347,659   $189,867,426
Appreciated
  Securities       1,784,947      3,404,376     12,032,286
Depreciated
  Securities       2,108,177        615,047        452,890
Net Unrealized
  Appreciation
 (Depreciation)  $  (323,230 )    2,789,329   $ 11,579,396

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                 (Northstar logo appears here)

               BALANCE SHEET
               OPPORTUNITIES     GROWTH        SPECIAL
                   FUND           FUND           FUND
Cost (tax
  basis)        $46,454,995    $61,822,648   $240,370,478
Appreciated
  Securities      3,728,703     18,105,606     27,458,675
Depreciated
  Securities      1,614,159      1,259,219      4,611,333
Net
  Unrealized
 Appreciation   $ 2,114,544    $16,846,387   $ 22,847,342

NOTE 6. CAPITAL SHARE TRANSACTIONS

    Transactions in capital shares of each Fund for the year ended December 31, 1996, were as follows:

                                                             GOVERNMENT SECURITIES FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold        1,173,549   $ 10,970,069       741,529   $  6,986,079       130,474   $ 1,220,625        42,726   $    399,726
Reinvested
  dividends           69,846        652,825        30,877        290,097           308         2,892       538,420      5,067,558
Shares redeemed      (67,570)      (639,341)      (85,933)      (814,043)      (10,459)      (98,119)   (3,742,558)   (35,616,667)
Net increase
  (decrease)       1,175,825   $ 10,983,553       686,473   $  6,462,133       120,323   $ 1,125,398    (3,161,412)  $(30,149,383)


                                                               STRATEGIC INCOME FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          474,942   $  5,738,010     1,003,182   $ 12,151,460       212,149   $ 2,571,465        45,952   $    569,294
Reinvested
  dividends           50,560        625,158        54,402        672,776         5,092        62,954        90,573      1,119,728
Shares redeemed     (918,406)   (11,512,407)     (418,455)    (5,172,202)      (59,061)     (727,367)     (416,724)    (5,150,096)
Net increase
  (decrease)        (392,904)  $ (5,149,239)      639,129   $  7,652,034       158,180   $ 1,907,052      (280,199)  $ (3,461,074)

                                                                  HIGH YIELD FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          827,729   $  7,207,156     5,911,912   $ 51,482,500     1,413,571    12,306,310       248,508   $  2,151,630
Reinvested
  dividends           62,173        539,834       168,302      1,463,685        17,304       150,556       733,966      6,372,482
Shares redeemed     (291,691)    (2,549,211)     (621,900)    (5,398,570)     (233,244)   (2,046,070)   (3,384,341)   (29,390,057)
Net increase
  (decrease)         598,211   $  5,197,779     5,458,314   $ 47,547,615     1,197,631   $10,410,796    (2,401,867)  $(20,865,945)

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                          BALANCE SHEET OPPORTUNITIES FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold           31,867   $    409,691       161,646   $  2,068,438        13,747   $   174,866        99,979   $  1,261,855
Reinvested
  dividends           11,446        136,696        34,438        407,500         4,068        48,215       663,010      7,920,589
Shares redeemed      (13,528)      (172,359)      (16,102)      (205,751)       (4,631)      (59,861)   (1,498,511)   (19,346,300)
Net increase
  (decrease)          29,785   $    374,028       179,982   $  2,270,187        13,184   $   163,220      (735,522)  $(10,163,856)


                                                                    GROWTH FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          215,652   $  3,898,525       145,699   $  2,385,877        17,690   $   291,243        90,737   $  1,446,975
Reinvested
  dividends           10,967        198,714         8,536        152,930           723        12,843       158,321      2,852,925
Shares redeemed      (48,822)      (803,512)      (32,185)      (531,632)       (2,328)      (39,672)   (1,215,332)   (20,167,999)
Net increase
  (decrease)         177,797   $  3,293,727       122,050   $  2,007,175        16,085   $   264,414      (966,274)  $(15,868,099)

                                                                    SPECIAL FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold        3,480,949   $ 84,633,270     5,433,970   $131,453,623     1,739,092   $42,056,956       222,847   $  5,269,646
Shares redeemed     (935,948)   (22,565,835)     (318,902)    (7,614,905)     (215,261)   (5,187,697)     (376,467)    (8,387,893)
Net increase
  (decrease)       2,545,001   $ 62,067,435     5,115,068   $123,838,718     1,523,831   $36,869,259      (153,620)  $ (3,118,247)

    Transactions in capital shares of each Fund for the twelve months ended December 31, 1995, were as follows:

                                                             GOVERNMENT SECURITIES FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          326,499   $  3,175,556       278,689   $  2,664,382           732   $     6,973       403,851   $  3,639,991
Reinvested
  dividends            3,398         32,936         3,358         32,382            20           190       649,744      6,017,995
Shares redeemed       (8,712)       (83,280)       (5,079)       (50,119)            0             0    (3,526,879)   (32,545,333)
Net increase
  (decrease)         321,185   $  3,125,212       276,968   $  2,646,645           752   $     7,163    (2,473,284)  $(22,887,347)


                                                               STRATEGIC INCOME FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          147,505   $  2,139,353       492,026   $  6,234,501        51,547   $   652,909       565,764   $  6,791,962
Issued in merger   2,278,702     27,859,837     1,316,859     16,093,857       133,030     1,623,575             0              0
Reinvested
  dividends            9,752        119,651         9,167        112,921           517         6,349       101,327      1,228,343
Shares redeemed     (678,222)    (8,374,357)      (31,251)      (383,568)       (9,620)     (118,119)     (384,285)    (4,659,392)
Net increase
  (decrease)       1,757,737   $ 21,744,484     1,786,801   $ 22,057,711       175,475   $ 2,164,714       282,806   $  3,360,913

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

                                                 (Northstar logo appears here)

                                                                  HIGH YIELD FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          910,824   $  7,850,386     3,422,451   $ 29,521,715       439,743   $ 3,740,733     1,518,926   $ 12,904,451
Reinvested
  dividends           21,104        181,582        24,757        213,414         2,911        25,009       862,636      7,376,428
Shares redeemed      (59,909)      (516,072)      (54,799)      (471,184)      (44,509)     (326,267)   (2,517,197)   (21,581,507)
Net increase
  (decrease)         872,019   $  7,515,896     3,392,409   $ 29,263,945       398,145   $ 3,439,475      (135,635)  $ (1,300,628)


                                                          BALANCE SHEET OPPORTUNITIES FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold           61,555   $    803,879       131,744   $  1,730,774        16,525   $   219,651       127,572   $  1,615,724
Reinvested
  dividends            6,552         82,392         9,620        120,686         1,910        23,922       661,324      8,309,854
Shares redeemed       (4,523)       (61,195)         (750)        (9,931)          (11)         (142)   (1,402,049)   (17,572,265)
Net increase
  (decrease)          63,584   $    825,076       140,614   $  1,841,529        18,424   $   243,431      (613,153)  $ (7,646,687)

                                                                    GROWTH FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          294,621   $  5,453,559       116,727   $  2,205,716         3,902   $    73,428       191,904   $  3,265,384
Reinvested
  dividends           17,194        267,392        20,122        312,150           704        10,926       951,457     14,803,074
Shares redeemed     (224,597)    (4,152,792)       (8,675)      (165,916)         (161)       (3,133)   (1,077,114)   (18,840,154)
Net increase
  (decrease)          87,218   $  1,568,159       128,174   $  2,351,950         4,445   $    81,221        66,247   $   (771,696)

                                                                    SPECIAL FUND
                           CLASS A                     CLASS B                      CLASS C                     CLASS T
                    SHARES        AMOUNT        SHARES         AMOUNT        SHARES        AMOUNT        SHARES         AMOUNT
Shares sold          131,315   $  2,798,032        70,725   $  1,537,491         2,986   $    64,085       199,543   $  3,892,577
Reinvested
  dividends            4,827        100,976         2,276         47,440            23           476        72,639      1,513,791
Shares redeemed      (24,538)      (536,495)       (1,448)       (31,326)          (46)       (1,008)     (639,277)   (12,993,182)
Net increase
  (decrease)         111,604   $  2,362,513        71,553   $  1,553,605         2,963   $    63,553      (367,095)  $ (7,586,814)

NOTE 7. CREDIT RISK AND DEFAULTED SECURITIES

    Although the Funds have a diversified portfolio, the High Yield and Strategic Income Funds had 82.93% and 42.63%, respectively, of their portfolios invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At December 31, 1996, the High Yield Fund held Alliant Computer Systems, Inc. and Capital Gaming International, Inc., bankrupt securities.
                                       49

    THE NORTHSTAR FUNDS
    NOTES TO FINANCIAL STATEMENTS -- DECEMBER 31, 1996

    For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.

NOTE 8. FEDERAL INCOME TAX -- CAPITAL LOSS CARRYFORWARD

    At December 31, 1996, the Government Securities Fund had capital loss carryforwards expiring December 31, 1997, 1998, and 2002 of $2,940,526, $1,442,754, and $16,737,216, respectively. The Strategic Income Fund had capital loss carryforwards expiring December 31, 2002 and 2003 of $1,293,025 and $1,301,325, respectively. The High Yield Fund had capital loss carryforwards expiring December 31, 2002, 2003, and 2004 of $3,158,623, $5,577,338, and
$570,896, respectively. The Special Fund had capital loss carryforwards expiring December 31, 2004 of $2,281,884.

NOTE 9. COMPENSATING BALANCE ARRANGEMENT

    The Funds have an informal compensating balance arrangement with the Custodian whereby the Funds may have overdrafts in their respective accounts and have no interest assessed on the overdrafts. In return, the Funds are required to maintain positive balances to offset negative balances. The required deposits are calculated by dividing the overdrawn amounts by 0.90. At December 31, 1996, the Funds did not have any compensating balances.

NOTE 10. MANAGEMENT'S USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date(s) of financial statements and the reported amounts of income and expenses during the reporting period(s). Actual results could differ from those estimates.

NOTE 11. TRANSFER OF NET ASSETS

    At the close of business on October 27, 1995 (the "Closing"), the Northstar Strategic Income Fund acquired the net assets of the Northstar Advantage Multi-Sector Bond Fund, ("Multi-Sector Fund") pursuant to an Agreement and Plan of Reorganization dated June 2, 1995. In accordance with the agreement, the Strategic Income Fund, at the closing, issued 3,728,590 shares of the Strategic Income Fund having an aggregate value of $45,577,269 which included unrealized depreciation on investments of $535,327 and accumulated net realized loss of $2,981,579. As a result the Strategic Income Fund issued .370703764 share for each Multi-Sector Fund Class A and Class B share and .371826372 share for each Multi-Sector Fund Class C share. The transaction was structured for tax purposes to qualify as a tax-free reorganization under the Internal Revenue Code. Directly after the merger the combined net assets in the Strategic Income Fund were $79,737,813 with a net asset value of $12.22 for Class A and Class B shares and $12.21 for Class C shares.

    NORTHSTAR FUNDS
    REPORT OF INDEPENDENT ACCOUNTANTS

                                                 (Northstar logo appears here)

To The Shareholders and Board of Trustees of the Northstar Funds:

    We have audited the accompanying statements of assets and liabilities of the Northstar Funds (formerly Northstar Advantage Funds), comprising Northstar Government Securities Fund, Northstar Strategic Income Fund, Northstar High Yield Fund, Northstar Balance Sheet Opportunities Fund, Northstar Growth Fund and Northstar Special Fund (formerly Northstar Advantage Government Securities Fund, Northstar Advantage Strategic Income Fund, Northstar Advantage High Yield Fund, Northstar Advantage Income Fund, Northstar Advantage Growth Fund, and Northstar Advantage Special Fund, respectively) (collectively the "Funds"), including the portfolios of investments, as of December 31, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each period presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Northstar Funds as of December 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

New York, New York
January 31, 1997

                                       51